UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Xerox Corporation
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Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904

April 10, 2007

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Xerox Corporation to be held on Thursday, May 24, 2007, at Xerox’s Corporate Headquarters, 800 Long Ridge Road in Stamford, Connecticut. Your Board of Directors and management look forward to greeting in person those shareholders able to attend.

At the Annual Meeting you will be asked to vote upon the election of eleven directors, to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007, and to approve an amendment to the Xerox 2004 Performance Incentive Plan. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.

The Company has been advised that one shareholder proposal is intended to be submitted for shareholder vote. Your Board believes that this shareholder proposal is not in the best interest of the Company and its shareholders, and unanimously recommends a vote against this proposal.

After 15 years of dedicated service, Hilmar Kopper is retiring from the Board of Directors. We are deeply grateful for his contributions to the Company. Earlier this month, Ursula Burns was named President of Xerox and elected to the Board of Directors. Ursula brings her deep knowledge of Xerox to the President role, where she will work closely with me and our leadership team to drive the Company’s growth strategy. Ursula and the rest of the Board of Directors are standing for reelection. The proposed slate includes nine independent directors and two employee directors.

It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. Therefore, you are urged to vote your shares using one of the methods described in the following pages. Voting instructions are detailed in the accompanying voting instruction and proxy card.

For the Board of Directors,

Anne M. Mulcahy
Chairman and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

Date and Time:	Thursday, May 24, 2007, at 10:00 a.m.
Location:	Xerox Corporation Corporate Headquarters, 800 Long Ridge Road, Stamford, Connecticut
Purpose:	(1) Election of 11 directors;
(2) Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007;
(3) Vote on the amendment of the 2004 Performance Incentive Plan;
(4) Vote on shareholder proposal relating to the adoption of a vendor code of conduct; and
(5) Consider such other business as may properly come before the meeting.
Record Date:	March 26, 2007 — You are eligible to vote if you were a shareholder of record on this date.
Proxy Voting:	(1) Telephone
(2) Internet
(3) Proxy Card
Please review the accompanying proxy card for voting instructions.
Importance of Vote:	Whether or not you plan to attend, please submit a proxy as soon as possible to ensure that your shares are represented.

By order of the Board of Directors,

Lawrence A. Zimmerman
Executive Vice President and Chief Financial Officer

April 10, 2007

TABLE OF CONTENTS
GENERAL	4
The Meeting	4
Shares Entitled to Vote	4
Proxy Voting and Quorum	4
Choices in Voting	4
ESOP Voting Instruction	4
Required Vote	5
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Corporate Governance	5
Director Independence	5
Certain Relationships and Related Person Transactions	6
Committee Functions, Membership and Meetings	7
Audit Committee	7
Compensation Committee	7
Corporate Governance Committee	8
Finance Committee	9
Attendance and Compensation of Directors	9
Summary of Director Annual Compensation	9
Terms Used in Biographies	10
Biographies	11
Ownership of Company Securities	15
Compensation Discussion and Analysis	16
Report of the Compensation Committee of the Board of Directors	29
Summary Compensation Table	30
Grants of Plan-Based Awards in 2006	31
Outstanding Equity Awards at 2006 Fiscal Year-End	33
Option Exercises and Stock Vested in 2006	34
Pension Benefits for the 2006 Fiscal Year	35
Non-qualified Deferred Compensation	37
Potential Payments upon Termination or Change in Control	38
Equity Compensation Plan Information	40
Litigation	41
Indemnification Actions	42
Directors and Officers Liability Insurance and Indemnity	42
Section 16(a) Beneficial Ownership Reporting Compliance	42
Board of Directors’ Recommendation	42

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	42
Principal Auditor Fees and Services	42
Audit Committee Report	43
Board of Directors’ Recommendation	43
PROPOSAL 3 — ADOPTION OF AMENDMENT NO. 1 TO THE 2007 AMENDMENT AND RESTATEMENT OF THE 2004 PERFORMANCE INCENTIVE PLAN	43
Background	43
Shares Available Under the Plan	45
Administration of the Plan	45
Eligibility	46
Types of Awards	46
Additional Information Applicable to Certain Performance-Based Awards	47
Change in Control	48
Section 409A Compliance	48
Federal Tax Aspects of the Plan	48
Board of Directors Recommendation	49
PROPOSAL 4 — SHAREHOLDER PROPOSAL RELATING TO ADOPTION OF A VENDOR CODE OF CONDUCT	49
Board of Directors’ Recommendation	50
OTHER MATTERS	51
Other Actions at Meeting	51
Information about this Solicitation of Proxies	51
Confidential Voting	51
Communication with Non-Management Directors by Interested Parties	51
Multiple Shareholders Having the Same Address	51
Availability of Additional Information	51
REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS	52
Shareholder Proposals for 2008 Meeting	52
Corporate Governance Committee Director Nomination Process	52
EXHIBITS
2007 Amendment and Restatement of Xerox Corporation 2004 Performance Incentive Plan	53

PROXY STATEMENT

GENERAL

The Meeting

The Board of Directors of Xerox Corporation is requesting your proxy for the Annual Meeting of Shareholders on May 24, 2007, beginning at 10:00 a.m., and any adjournments that follow. The meeting will be held at the Xerox Corporation Corporate Headquarters, 800 Long Ridge Road in Stamford, Connecticut.

Shares Entitled to Vote

Holders of record of the Company’s Common Stock, par value $1 per share (Common Stock), as of the close of business on March 26, 2007, are entitled to vote. On that date there were 937,263,001 shares of Common Stock outstanding. At the meeting each share of Common Stock is entitled to one vote on each proposal.

Proxy Voting and Quorum

Shareholders of record may vote their proxies by telephone, Internet or mail. By using your proxy to vote in one of these ways, you authorize the three directors whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

Of course, if you attend the meeting, you may vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy.

You may revoke or change your proxy at any time before it is exercised, either in writing to the Secretary of the Company, through the Internet or by telephone voting.

Choices in Voting

You have several choices in completing your voting:

  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  In voting on directors, you can either vote FOR all the directors or withhold your vote on all or certain of the directors.

  You may indicate a preference to abstain on any other proposal, in which case no vote will be recorded.

  You may submit a proxy without indicating your voting preferences, in which case the proxies will vote your shares:
  for election of the directors nominated by the Board of Directors;

  for ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007;

  for the amendment of the 2004 Performance Incentive Plan; and

  against the adoption of a vendor code of conduct.

ESOP Voting Instruction

Beneficial owners of the shares of Common Stock held in their accounts in the Company’s Employee Stock Ownership Plan (ESOP) can instruct State Street Bank and Trust Company, as ESOP Trustee (ESOP Trustee), by telephone, Internet or mail, how to vote. No matter which method is used, the instructions are confidential and will not be disclosed to the Company. By using the voting instruction in one of these ways, you instruct the ESOP Trustee to vote the shares allocated to your ESOP account. You also authorize the ESOP Trustee to vote a proportion of the shares of Common Stock held in the ESOP trust for which no instructions have been received.

Required Vote

A plurality of the votes cast is required for the election of directors. According to the law of the State of New York, the Company’s state of incorporation, only votes cast “for” the election of directors will be counted in determining whether a nominee for director has been elected. However, in an uncontested election any nominee for director who receives a greater number of votes “withheld” for his or her election than votes “for” such election shall tender his or her resignation promptly after such election. The independent directors shall then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. Any director who so tenders a resignation shall not participate in the decision of the Board of Directors. Within 90 days following certification of the results of the election, the Board of Directors will promptly disclose its decision and the basis for that decision in a filing with the Securities and Exchange Commission (SEC).

The affirmative vote of a majority of the votes cast is required to ratify the selection of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for 2007 and to approve the shareholder proposal. Under the law of New York, only votes cast “for” or “against” the selection of PwC and each shareholder proposal will be counted in determining whether the selection of PwC has been ratified or such shareholder proposal has been approved. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting for such purposes.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and shall have qualified. The eleven persons whose biographies appear on pages 11 through 14 have been proposed by the Board of Directors to serve as directors based on the recommendation by the Corporate Governance Committee.

All eleven nominees bring to us valuable experience from a variety of fields. The Board of Directors has determined that each of the nominees (other than Anne M. Mulcahy, Chairman and CEO of the Company and Ursula M. Burns, President of the Company) are independent under the New York Stock Exchange Corporate Governance Rules and the Company’s more stringent independence standards.

If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

Corporate Governance

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for members of the Board of Directors; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Employee Code of Conduct. Each of these codes of conduct, as well as our Corporate Governance Guidelines and the charters of our Corporate Governance, Audit, Compensation and Finance Committees can be found on our website at www.xerox.com/corporategovernance. They are also available to any shareholder who requests them in writing addressed to Xerox Corporation, 800 Long Ridge Road, Stamford, Connecticut 06904, Attention: Corporate Secretary.

The Board and each of the Committees of the Board periodically review and reassess the adequacy of our overall corporate governance, Corporate Governance Guidelines and committee charters.

Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors including the CEO and a separate executive session attended only by the independent directors. The Chairmen of the Corporate Governance Committee and the Compensation Committee rotate responsibility to preside over the non-management executive sessions and are responsible for providing appropriate feedback to the CEO.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)	he or she satisfies the bright-line independence and other applicable requirements under the listing standards of the New York Stock Exchange (NYSE) and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;

(2)	he or she is not a current employee (and none of his or her “immediate family members,” as defined in Item 404(a) of Regulation S-K of the SEC, is employed as an “executive officer,” as defined by the NYSE Corporate Governance Rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

(3)	in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s proxy statement).

Our Board has determined that all of the nominees for election as directors have satisfied the foregoing categorical standards and are independent under the NYSE Corporate Governance Rules, with the exception of Anne M. Mulcahy, our Chairman and Chief Executive Officer and Ursula M. Burns, our President.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships.

As a result of the aforementioned review, 82% of our nominees for election as directors are deemed to be independent.

Certain Relationships and Related Person Transactions

Related Person Transactions Policy

At its February 2007 meeting, the Board adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, with a “related person” (as defined in Item 404(a) of Regulation S-K) in which the Company has or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate shall be subject to review, approval or ratification by the Corporate Governance Committee (each such transaction, a “Related Person Transaction”). In its review of Related Person Transactions, the Corporate Governance Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person;” and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the committee or the Board.

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. We currently have two employees who receive more than $120,000 in annual compensation and are related to our named executive officers. These individuals have entered into routine employment arrangements in the ordinary course of business and their compensation is commensurate with that of their peers. None of our named executive officers have a material interest in these employment arrangements. Thomas J. Dolan, Senior Vice President, who has been with the Company for 36 years, is a corporate officer and is a sibling of Anne M. Mulcahy, Chairman and Chief Executive Officer. The Compensation Committee of the Board makes compensation decisions involving Mr. Dolan. As determined by the Compensation Committee, Mr. Dolan was paid $732,554 in base salary and bonus compensation for 2006 and was granted 61,500 performance shares during fiscal year 2006. The annual compensation for 2006 for the other family member was less than $200,000.

Committee Functions, Membership and Meetings

Our Board of Directors has four standing committees: Audit, Corporate Governance, Compensation and Finance. Set forth below is a list of the committees of our Board, a summary of the responsibilities of each committee, the number of committee meetings held during 2006 and the members of each committee:

Audit Committee (12 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website as described above.

Responsibilities:

  oversight of the integrity of the Company’s financial statements;

  Company’s compliance with legal and regulatory requirements;

  assessing independent auditors’ qualifications and independence;

  assessing performance of the Company’s independent auditors and the internal audit function; and

  reviewing and approving the Company’s code of business conduct and ethics.

The Committee is also responsible for the preparation of the audit committee report to be included in the Company’s annual proxy statement, which appears on page 43 of this proxy statement.

Members: Glenn A. Britt; Richard J. Harrington; William Curt Hunter; and Robert A. McDonald.

Chairman: Mr. Harrington

The Board of Directors has determined that all of the members of the Audit Committee are independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and NYSE Corporate Governance Rules. In addition, the Board of Directors has determined that the following members of the Audit Committee are “audit committee financial experts,” as defined in the applicable SEC rules, and are financially literate: Glenn A. Britt, Richard J. Harrington, William Curt Hunter, and Robert A. McDonald. The SEC has determined that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification.

Compensation Committee (6 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website as described above.

Responsibilities:

  overseeing development and administration of the Company’s executive compensation plans;

  setting the compensation of the Chief Executive Officer and all other officers;

  reviewing and approving performance goals and objectives with respect to the compensation of the Chief Executive Officer and all other officers;

  overseeing the evaluation of the Chief Executive Officer and other members of management;

  consulting with the Chief Executive Officer and advising the Board with respect to senior management succession planning; and

  reviewing and approving employment, severance, change-in-control, termination and retirement arrangements for all officers.

The Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis (CD&A), beginning on page 16 hereof, and recommending its inclusion in the Company’s annual proxy statement and in the Company’s Annual Report on Form 10-K. The CD&A contains a discussion of the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee report appears on page 29 of this proxy statement.

The Compensation Committee has not delegated its authority with respect to officer compensation. The Compensation Committee has, however, delegated authority to the Chief Executive Officer to enable her to grant equity awards to employees below the officer level under the Company’s equity programs.

Compensation decisions are made by the Compensation Committee on the advice and recommendation of the Chief Executive Officer after discussing the recommendations with the Chief Executive Officer and the Vice President of Human Resources. The Chief Financial Officer occasionaly attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Executive Long-Term Incentive Program as described in the CD&A. The Compensation Committee often meets in executive session to review compensation actions for the Chief Executive Officer.

Frederick W. Cook & Co. (Consultant) provides consulting services to the Compensation Committee. The Consultant reviews Compensation Committee materials prior to Compensation Committee meetings and provides a summary of the review along with recommendations to the committee Chair. The Consultant also attends Compensation Committee meetings when requested by the committee Chair.

Members: Vernon E. Jordan, Jr.; Hilmar Kopper; Ralph S. Larsen; and N. J. Nicholas, Jr.

Chairman: Mr. Larsen

The Board of Directors has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules.

Corporate Governance Committee (4 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website as described above.

Responsibilities:

  identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;

  advise the Board regarding composition, procedures and committees;

  develop, recommend and annually review corporate governance principles applicable to the Company;

  administer the Company’s Related Person Transactions Policy;

  evaluate and recommend director compensation to the Board; and

  oversee the annual Board and committee evaluation processes.

The Committee recommends to the Board of Directors nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Glenn A. Britt; William Curt Hunter; Vernon E. Jordan, Jr.; Ralph S. Larsen; and Ann N. Reese.

Chairman: Mr. Jordan

The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules.

Finance Committee (5 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website as described above.

Responsibilities:

  oversee the investment management of the Company’s employee savings and retirement plans, and review the Company’s asset mix, capital structure and strategies, financing strategies, insurance coverage and dividend policy.

Members: Hilmar Kopper; N. J. Nicholas, Jr.; Ann N. Reese; and Mary A. Wilderotter.

Chairman: Mr. Nicholas

The Board of Directors has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules.

Attendance and Compensation of Directors

Attendance: Eight meetings of the Board of Directors and 27 meetings of the Board committees were held in 2006. All incumbent directors attended at least 75 percent of the total number of meetings of the Board and Board committees on which they served. The Company’s policy generally is for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All nominees who served as directors last year, except one, attended the 2006 Annual Meeting of Shareholders.

We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Director Annual Compensation

Compensation for our directors during fiscal year 2006 was determined by the Corporate Governance Committee, consistent with a plan recommended to it by independent consultant Frederic W. Cook & Co., Inc., and approved by the Board of Directors. Directors receive a retainer payable semi-annually in advance for service on the Board of Directors, with additional retainers for serving on the Audit Committee or for serving as a committee chairman. All retainers are paid 50% in cash and 50% in the form of Deferred Stock Units (DSUs). For the cash portion of their compensation, directors have the option to either receive cash on a current basis, defer receipt under the existing Deferred Compensation Plan for Directors, or receive additional DSUs in lieu of cash. DSUs are a bookkeeping entry that represents the right to receive one share of the Company’s common stock at a future date, currently at the earlier of one year after termination of Board service or the date of death. DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in the same amounts that an equivalent number of shares of common stock would be entitled to receive dividends. The DSUs are issued under the 2004 Equity Compensation Plan for Non-Employee Directors (2004 Director Plan), a plan that was approved by the Xerox shareholders at the 2004 Annual Meeting.

During fiscal year 2006, the annual retainer for all of our directors was $130,000; Audit Committee members received an additional $10,000; the chairman of the Audit Committee received an additional $30,000; the chairman of the Compensation Committee received an additional $20,000; and the chairmen of the Corporate Governance and the Finance Committees received an additional $15,000. Directors who join the Board at a time other than at the annual meeting of shareholders receive pro-rated retainers in the form of both cash and DSUs, and directors who do not serve for a complete fiscal year receive a pro-rated portion of any retainer awarded in the form of DSUs and any cash retainers already awarded. Directors also receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Each non-employee director is required to maintain a meaningful ownership requirement in the Company, equivalent to five times the annual cash fees that such director receives for service on the Board of Directors, other than committee related fees. Newly appointed directors have up to five years to reach this ownership threshold. Directors who are our employees receive no compensation for service as a director.

Individually, the compensation for each director during fiscal year 2006 was as follows:

					Change in
					Pension
					Value and
					Nonqualified
	Fees earned		Option	Non-Equity	Deferred	All Other
	or paid in	Stock	Awards	Incentive Plan	Compensation	Compensation
Name of Director(1)	cash ($)(2)	Awards ($) (3)	($)	Compensation ($)	Earnings($)(4)	($)(4)	Total ($)
Glenn A. Britt	0	140,000	—	—	—	—	140,000
Richard J. Harrington	80,000	80,000	—	—	—	—	160,000
William Curt Hunter	0	70,000	—	—	221	70,000	140,221
Vernon E. Jordan, Jr.	72,500	72,500	—	—	1,870	—	146,870
Hilmar Kopper	65,000	65,000	—	—	—	—	130,000
Ralph S. Larsen	0	150,000	—	—	—	—	150,000
Robert A. McDonald	70,000	70,000	—	—	—	—	140,000
N. J. Nicholas, Jr.	0	145,000	—	—	—	—	145,000
Ann N. Reese	0	130,000	—	—	—	—	130,000
Stephen Robert	0	54,200	—	—	—	—	54,200
Mary Agnes Wilderotter	54,200	54,200	—	—	—	—	108,400
____________________

(1)	Mr. Robert did not stand for reelection at the 2006 Annual Meeting. Mr. Kopper will not stand for reelection at the 2007 Annual Meeting.

(2)	Cash compensation deferred under the Deferred Compensation Plan for Directors is reflected in the “All Other Compensation” column of this table. Cash compensation elected in the form of DSUs under the 2004 Director Plan is reflected in the “Stock Awards” column of this table.

(3)	Compensation awarded in the form of DSUs or DSUs elected in lieu of cash compensation are reflected in this column. Each of Mr. Britt, Mr. Larsen, Mr. Nicholas, Ms. Reese and Mr. Robert, elected to take their 2006 cash compensation in the form of DSUs under the 2004 Director Plan. The data presented in this column reflect compensation expense recorded by the Company in 2006 based upon the grant date market price (average of the high and low stock price) of the DSUs, recorded over the requisite service period in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

The total number and value of all DSUs held by each director as of the end of 2006 (based on the year-end closing market price of our Common Stock of $16.95) is as follows: Mr. Britt, 22,855 ($387,392); Mr. Harrington, 15,828 ($268,285); Mr. Hunter, 19,493 ($330,406); Mr. Jordan, 15,297 ($259,284); Mr. Kopper, 13,903 ($235,656); Mr. Larsen, 26,090 ($442,226); Mr. McDonald, 7,407 ($125,549); Mr. Nicholas, 21,037 ($356,577); Ms. Reese 22,611 ($383,256); and Ms. Wilderotter, 3,996 ($67,732).

(4)	Mr. Hunter deferred his cash compensation for 2006 ($70,000) under the Deferred Compensation Plan for Directors. Amounts deferred under the Deferred Compensation Plan for Directors are credited with interest at either the investment return on the Xerox Stock Fund in the Xerox Corporation Savings Plan or at the Prime Rate. For 2006, the above market interest rate credited on balances in the Deferred Compensation Plan for Directors that receive the Prime Rate is 0.428%. The interest credits are based on the Prime Rate in effect on the first business day of the month as published in the Wall Street Journal in the “Money Rates” table. This same rate will apply for the entire month. A small portion of the Prime Rate is considered above market due to the relationship of this rate with the statutory rate at the time the Prime Rate interest credit was established. Amounts deemed invested in the prime rate fixed income return investment fund would have accrued interest at rates ranging from 7.25% to 8.25% per annum in fiscal year 2006.

For information on compensation for directors who are officers, see the executive compensation tables beginning on page 30.

Terms Used in Biographies

To help you consider the nominees, we provide summary biographical information. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s common stock, including restricted shares of common stock issued under the Restricted Stock Plan For Directors, which plan was terminated upon shareholder approval of the 2004 Directors Plan at the 2004 Annual Meeting, DSUs issued under the 2004 Directors Plan and common stock owned through the individual’s ESOP account. None of the nominees owns any of the Company’s other securities.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Biographies

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. This means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) appears in the Company’s records. All ownership figures are as of March 15, 2007.

Glenn A. Britt
Age: 58	Director since: 2004
Xerox securities owned: 1,000 common shares and 26,953 DSUs
Options/Rights: none
Occupation: President and Chief Executive Officer, Time Warner Cable, Inc.
Education: BA, Dartmouth College; MBA, Amos Tuck School of Business Administration
Other Directorships: Time Warner Cable, Inc.

Other Background: Joined Time Inc. in 1972. Elected Vice President of Time Inc. in 1986, Treasurer in 1986 and Vice President-Finance in 1988. Became Senior Vice President and Treasurer of Time Warner Inc. and then President and CEO of Time Warner Cable Ventures. Appointed President of Time Warner Cable in 1999, CEO in 2001 and President and CEO in 2006. Member of the Audit Committee and Corporate Governance Committee of Xerox.

Ursula M. Burns
Age: 48	Director since: 2007
Xerox securities owned: 129,104 common shares including ESOP account; an indirect interest in approximately 1,356 common shares through the Deferred Compensation Plan for Executives; immediate family owns 3,458 common shares
Options/Rights: 725,207
Occupation: President, Xerox Corporation
Education: BS, Polytechnic Institute of New York; MS, Columbia University
Other Directorships: American Express Corporation; Boston Scientific Corporation

Other Background: Joined Xerox in 1980 and subsequently advanced through several engineering and management positions. Named Vice President and General Manager, Departmental Business Unit in 1997; Vice President, Worldwide Manufacturing in 1999; Senior Vice President Corporate, Strategic Services in 2000; Senior Vice President, President, Document Systems and Solutions Group in 2001; Senior Vice President, President, Business Group Operations in 2002. Elected President in April 2007.

Richard J. Harrington
Age: 60	Director since: 2004
Xerox securities owned: 856 common shares and 18,170 DSUs
Options/Rights: none
Occupation: President and Chief Executive Officer, The Thomson Corporation
Education: BA, University of Rhode Island
Other Directorships: The Thomson Corporation

Other Background: Joined Thomson in 1982 and held a number of leadership positions including President and CEO of Thomson Newspapers; President and CEO of Thomson Professional Publishing; President and CEO of Mitchell International and President of Thomson & Thomson. Employed as an auditor for Arthur Young & Co for six years prior to joining Thomson. Chairman of the Audit Committee of Xerox.

William Curt Hunter
Age: 59	Director since: 2004
Xerox securities owned: 21,542 DSUs and an indirect interest in approximately 6,013 common shares through the Deferred Compensation Plan for Directors
Options/Rights: none
Occupation: Dean, Tippie College of Business, University of Iowa Education: BA, Hampton University; MBA, Northwestern University; PhD, Northwestern University
Other Directorships: Trustee of Nuveen Investments

Other Background: From 2003 to 2005, held position of Dean and Distinguished Professor of Finance at the University of Connecticut. During a 15-year career with the Federal Reserve System, held various official positions including Senior Vice President and Director of Research at the Federal Reserve Bank of Chicago (1995-2003) where he was a member of the management committee and an Associate Economist on the Federal Open Market Committee, the Federal Reserve System’s primary monetary policy group. Serves as U.S. Treasury advisor to the Bulgarian National Bank and consultant to central banks and official agencies throughout central and eastern Europe and Asia. Held faculty positions at the University of Georgia, Atlanta University, Emory University and Northwestern University. Member of the Audit Committee and the Corporate Governance Committee of Xerox.

Vernon E. Jordan, Jr.
Age: 71	Director since: 1974
Xerox securities owned: 40,019 common shares, 17,419 DSUs and an indirect interest in approximately 6,663 common shares through the Deferred Compensation Plan for Directors
Options/Rights: 35,000 common shares
Occupation: Senior Managing Director, Lazard Freres & Co. LLC; Senior Counsel, Akin, Gump, Strauss, Hauer & Feld, LLP
Education: BA, DePauw University; JD, Howard University Law School
Other Directorships: American Express Company; Asbury Automotive Group; J.C. Penney Company, Inc.; and Lazard, Ltd.

Other Background: Joined Lazard Freres & Co. LLC in January 2000. Became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld (Akin Gump) in 1982. Before joining Akin Gump, Mr. Jordan held the following positions: President and Chief Executive Officer of the National Urban League, Inc.; Executive Director of the United Negro College Fund, Inc.; Director of the Voter Education Project of the Southern Regional Council; Attorney-Consultant, U.S. Office of Economic Opportunity; Assistant to the Executive Director of the Southern Regional Council; Georgia Field Director of the National Association for the Advancement of Colored People; and attorney in private practice in Arkansas and Georgia. Chairman of the Corporate Governance Committee and member of the Compensation Committee of Xerox.

Ralph S. Larsen
Age: 68	Director since: 1990
Xerox securities owned: 33,689 common shares, 30,480 DSUs and an indirect interest in approximately 49,782 common shares through the Deferred Compensation Plan for Directors
Options/Rights: 35,000 common shares
Occupation: Former Chairman and Chief Executive Officer, Johnson & Johnson
Education: BBA, Hofstra University
Other Directorships: General Electric Company

Other Background: Joined Johnson & Johnson in 1962, named Vice President of Marketing, McNeil Consumer Products Company in 1980. President of Becton Dickinson’s Consumer Products Division, 1981 to 1983. Returned to Johnson & Johnson as President of its Chicopee subsidiary in 1983. Named a company Group Chairman in 1986, later that year was named Vice Chairman of the Executive Committee and Chairman of the Consumer Sector. Mr. Larsen became Chairman of the Board and Chief Executive Officer in 1989. Retired in 2002. Mr. Larsen is the Presiding Director of General Electric. Chairman of the Compensation Committee and member of the Corporate Governance Committee of Xerox.

Robert A. McDonald
Age: 53	Director since: 2005
Xerox securities owned: 9,456 DSUs
Options/Rights: None
Occupation: Vice Chairman, Global Operations, The Procter & Gamble Company
Education: U.S. Military Academy, BS, 1975; University of Utah, MBA., 1978
Other Directorships: None

Other Background: Joined Procter & Gamble in 1980. Named Vice President and General Manager - Philippines, Asia/ Pacific-South, Procter & Gamble Far East in 1994; Regional Vice President - Japan, Procter & Gamble Asia in 1996; President, Northeast Asia in 1999; President, Global Fabric & Home Care in 2001; and Vice Chairman Global Operations in 2004. He is a non-voting member of the Board of Directors of The Procter & Gamble Company. Member of the Audit Committee of Xerox.

Anne M. Mulcahy
Age: 54	Director since: 2000
Xerox securities owned: 531,116 common shares including ESOP account; 135,900 common shares held indirectly in a GRAT; and an indirect interest in approximately 35,521 common shares through the Deferred Compensation Plan for Executives; immediate family owns 282 common shares in an ESOP account and an additional 3,770 common shares
Options/Rights: 4,955,290 common shares
Occupation: Chairman and Chief Executive Officer, Xerox Corporation
Education: BA, Marymount College
Other Directorships: Citigroup, Inc.; Target Corporation

Other Background: Joined Xerox in 1976 as a sales representative and held various sales and senior management positions. Named Vice President for Human Resources in 1992; Senior Vice President in 1998; and Executive Vice President in 1999. Elected President and Chief Operating Officer in May 2000, Chief Executive Officer in August 2001 and assumed the additional role of Chairman on January 1, 2002.

N. J. Nicholas, Jr.
Age: 67	Director since: 1987
Xerox securities owned: 106,700 common shares, 25,281 DSUs and an indirect interest in approximately 60,398 common shares through the Deferred Compensation Plan for Directors; immediate family owns 1,400 shares
Options/Rights: 35,000 common shares
Occupation: Investor
Education: BA, Princeton University; MBA, Harvard University Graduate School of Business Administration
Other Directorships: Boston Scientific Corporation; Time Warner Cable, Inc.

Other Background: President of Time, Inc. from 1986 to 1990 and President and Co-Chief Executive Officer, Time-Warner Inc. from 1990 to 1992. Former member of the President’s Advisory Committee on Trade Policy and Negotiations and the President’s Commission on Environmental Quality. Trustee Chairman of Environmental Defense. Chairman of the Finance Committee and member of the Compensation Committee of Xerox.

Ann N. Reese
Age: 54	Director since: 2003
Xerox securities owned: 6,654 common shares and 26,416 DSUs
Options/Rights: 5,000
Occupation: Executive Director, Center for Adoption Policy Studies
Education: BA, University of Pennsylvania; MBA, New York University Graduate School of Business
Other Directorships: Jones Apparel Group; Sears Holdings; Merrill Lynch & Co., Inc.

Other Background: Co-founded the Center for Adoption Policy Studies in 2001. Principal, Clayton, Dubilier & Rice, 1999 to 2000. Executive Vice President and Chief Financial Officer, ITT Corporation, 1995 to 1998; Treasurer, ITT Corporation, 1992 to 1995; Assistant Treasurer, ITT Corporation, 1987 to 1992. Member of the Finance Committee and Corporate Governance Committee of Xerox.

Mary Agnes Wilderotter
Age: 52	Director since: 2006
Xerox securities owned: 5,899 DSUs
Options/Rights: None
Occupation: Chairman and Chief Executive Officer, Citizens Communications
Education: BA, College of the Holy Cross
Other Directorships: The McClatchy Co., Citizens Communications

Other Background: Joined Citizens Communications in 2004 as President and Chief Executive Officer, named Chairman in 2006. Senior Vice President of Worldwide Public Sector, Microsoft, 2002-2004; President and Chief Executive Officer, Wink Communications Inc., 1996-2002; Executive Vice President, National Operations, AT&T Wireless Services, Inc. and Chief Executive Officer of AT&T’s Aviation Communication Division 1995-1996; Senior Vice President, McCaw Cellular Communications Inc., 1990-1995. Member of the Finance Committee of Xerox.

Ownership of Company Securities

We do not know of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities as of December 31, 2006, except as set forth below(1).

		Amount and
		Nature of Beneficial		Percent
Title of Class	Name and Address of Beneficial Owner	Ownership		of Class
Common Stock	Dodge & Cox	118,455,128	(2)	12.3%
	555 California Street, 40th Floor
	San Francisco, CA 94104

Common Stock	State Street Bank and Trust Company, as Trustee under
	other plans and accounts	64,611,638	(3)	6.7%
	225 Franklin Street
	Boston, MA 02110

Common Stock	FMR Corp.	53,785,475	(4)	5.6%
	82 Devonshire Street
	Boston, MA 02109

Common Stock	Neuberger Berman Inc.	51,871,093	(5)	5.4%
	605 Third Avenue
	New York, NY 10158

Common Stock	BlackRock, Inc.	49,865,764	(6)	5.2%
	40 East 52nd Street
	New York, NY 10022

Common Stock	Brandes Investment Partners, L.P.	49,277,204	(7)	5.1%
	11988 El Camino Real, Suite 500
	San Diego, CA 92130
____________________

(1)	The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the Form 13G filed by the named entity with the SEC. Dodge & Cox, Neuberger Berman Inc. and Brandes Investment Partners, L.P. are registered investment advisers under the Investment Advisers Act of 1940, as amended. FMR Corp. and BlackRock, Inc. each have subsidiaries that are investment advisers under the Investment Advisers Act of 1940, as amended with beneficial ownership of the shares.

(2)	Within the total reported, as to certain of the shares, Dodge & Cox has sole voting power for 110,771,428 shares, shared voting power for 1,180,100 shares, sole dispositive power for 118,455,128 shares and no shared dispositive power for any of the shares.

(3)	Within this total as to certain of the shares, State Street Bank and Trust Company has sole voting power for 28,604,462 shares, shared voting power for 36,007,176 shares, shared dispositive power for 64,611,638 shares and no sole dispositive power for any of the shares. State Street Bank and Trust Company holds 20,990,037 of the total reported shares as ESOP Trustee under the Xerox ESOP. Each ESOP participant may direct the ESOP Trustee as to the manner in which shares allocated to his or her ESOP account shall be voted. The ESOP Trust Agreement provides that the ESOP Trustee shall vote any shares allocated to participants’ ESOP accounts as to which it has not received voting instructions in the same proportions as shares in participants’ ESOP accounts as to which voting instructions are received. Shares which have not been allocated are voted in the same proportion. The power to dispose of shares is governed by the terms of the ESOP Plan and elections made by ESOP participants.

(4)	Within the total reported, as to certain of the shares, FMR Corp. has sole voting power for 1,836,324 shares. FMR Corp. and its affiliates, including Edward C. Johnson III, have sole dispositive power for 53,785,475 shares, and have no shared dispositive or voting power for any of the shares.

(5)	Neuberger Berman Inc. and its affiliate companies have sole voting power for 38,669,665 shares and shared dispositive power for 51,871,093 shares, and have no sole dispositive power or shared voting power for any of the shares.

(6)	BlackRock, Inc. and its affiliate companies have shared voting power and shared dispositive power for 49,865,764 shares, and have no sole dispositive or sole voting power for any of the shares.

(7)	Brandes Investment Partners, L.P. and its affiliate companies and partners own these shares in aggregate and have shared voting power for 38,116,028 shares and shared dispositive power for 49,277,204 shares, and have no sole voting or dispositive power for any of the shares.

Shares of Common Stock of the Company owned beneficially by its directors and nominees for director, each of the current executive officers named in the Summary Compensation Table and directors and all current executive officers as a group, as of March 15, 2007, were as follows:

	Amount	Total
Name of	Beneficially	Stock
Beneficial Owner	Owned	Interest
Glenn A. Britt	1,000	27,953
Ursula M. Burns	481,069	859,125
James A. Firestone	696,706	977,506
Richard J. Harrington	856	19,026
William Curt Hunter	—	27,555
Vernon E. Jordan, Jr.	75,019	99,101
Hilmar Kopper	70,802	86,608
Ralph S. Larsen	68,689	148,951
Jean-Noel Machon	258,858	436,158
Robert A. McDonald	—	9,456
Anne M. Mulcahy	4,888,258	5,661,879
N. J. Nicholas, Jr.	143,100	228,779
Ann N. Reese	11,654	38,070
Mary Agnes Wilderotter	—	5,899
Lawrence A. Zimmerman	773,297	976,697
All directors and executive officers as a group (25)	10,227,166	13,326,078

     Percent Owned by Directors and Executive Officers: Less than 1% of the aggregate number of shares of common stock outstanding at March 15, 2007 is owned by any director or executive officer. The amount beneficially owned by all directors and executive officers as a group amounted to approximately 1%.

     Amount Beneficially Owned: The numbers shown are the shares of common stock considered beneficially owned by the directors and executive officers in accordance with SEC rules. Shares of common stock which executive officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights are included. Shares held in a GRAT or by family members, shares held in the Xerox Corporation Employee Stock Ownership Plan accounts and vested restricted shares the receipt of which have been deferred under one or more equity compensation plans (which plans have been superseded by the Xerox Corporation 2004 Performance Incentive Plan approved by the shareholders at the 2004 Annual Meeting) are also included. All these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned.

     Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column plus options held by directors and executive officers not exercisable within 60 days, incentive stock units, deferred stock units, performance shares and restricted shares. The numbers also include the interests of executive officers and directors in the Xerox Stock Fund under the Xerox Corporation Savings Plan and the Deferred Compensation Plans.

Compensation Discussion and Analysis

Xerox is a technology and services enterprise and a leader in the global document management market; developing, manufacturing, marketing, servicing and financing the industry’s broadest portfolio of document equipment, solutions and services. We operate in an increasingly competitive industry that is undergoing a series of technological transformations. Our customers demand solutions and document services that improve their business processes, including consulting and assessments, managed services, imaging and hosting.

In this environment, we sustain value for our shareholders by building a world-class management team. Our executive compensation program plays a role in attracting, retaining and rewarding first-class talent - people with the ability, drive and vision to manage our business and the Company’s long-term success. It is important for the Company to concentrate on developing the capabilities of its leaders, as well as ensuring that appropriate depth of executive talent exists within the Company. Our executive compensation program is an important component of our ability to create an advantage for Xerox in an increasingly global competitive market.

The Company’s key global compensation objectives are to:

     -     attract first-class executive talent;
     -     retain key leaders;
     -     reward past performance;
     -     motivate future performance; and
     -     align the long-term interests of the Company’s executive officers with those of the Company’s shareholders.

The Company’s executive compensation program is designed to assist the Company in developing and motivating collective and individual abilities of this management team. Xerox considers business performance and the competitive marketplace in the design, delivery and funding of total compensation programs. The Company uses a variety of compensation elements to achieve these objectives, including base salary, annual incentive opportunities and long-term incentives, each of which is discussed in more detail below. Each element of the executive compensation program provides a framework for governing the Company’s overall employee compensation program. In addition, the Company’s executive compensation program has an impact on its employees by setting general standards of performance and helping to create an environment of goals, rewards and expectations.

Oversight of the Executive Compensation Program

The Compensation Committee of the Board of Directors (Committee) administers the Company’s executive compensation program on behalf of the Board and our shareholders. The members of the Committee are Mr. Vernon E. Jordan, Jr., Mr. Hilmar Kopper, Mr. Ralph S. Larsen, and Mr. N.J. Nicholas, Jr. Mr. Larsen serves as the Committee chair. The Committee is composed entirely of independent members of the Board, consistent with the listing requirements of the New York Stock Exchange.

The Committee’s responsibilities are discussed on page 7 of this proxy statement. A complete description of the Committee’s responsibilities and functions is set forth in its charter, which can be found on the Company’s website at www.xerox.com/corporategovernance. For additional information on the members of the Committee, see “Biographies.”

To assist the Committee with its responsibilities, it has retained the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (Consultant), which performs no work for the Company. As provided in its charter, the Committee has the authority to determine the scope of the Consultant’s services and may terminate the Consultant’s engagement at any time. The Consultant reports to the Committee chair. During fiscal 2006, the Consultant provided the following services:

  continuously updated the Committee on trends in executive compensation, including providing proactive advice on emerging practices to the Committee chair;

  reviewed the Company’s compensation levels, performance and incentive compensation design compared to an industry peer group (comprised of companies that were a part of the Business Week Computers and Peripherals Industry Group), the S&P 500 and a 16 company broader peer group of organizations with which the Company is likely to compete for executive expertise as well as companies of similar size and scope. (See “The Company’s Executive Compensation Principles” for additional information on this peer group);

  reviewed Committee materials with management before distribution to Committee members to advise management and the Committee of possible issues;

  reported to the Committee chair regularly on a general basis;

  attended Committee meetings as requested by the Committee chair including meeting in executive session; and

  specifically advised the Committee on CEO compensation decisions.

The Company’s Executive Compensation Principles

The Committee is responsible for establishing the principles of the Company’s executive compensation program that guide the design and administration of specific plans, agreements and arrangements for the executive officers implementing the program. These principles are intended to motivate the executive officers: to improve the financial performance of the Company; to be personally accountable for the performance of the business units, divisions or functions for which they are responsible; and to make decisions about the Company’s business that will deliver shareholder value.

The following core principles reflect the compensation philosophy of the Company, as established and refined from time to time by the Committee:

1. Compensation should reinforce the Company’s business objectives and values.

The Company’s executive compensation program includes incentives necessary to reward contributions and leadership that serve to grow profits, revenue and operating cash flow of the Company; enhance confidence in the financial stewardship of the Company; create and maintain the high morale and commitment of the Company’s employees; and enhance the Company’s reputation as a responsible corporate citizen.

2. Compensation should be performance-related.

The executive compensation program provides opportunities for competitive levels of compensation when the Company achieves annual and long-term performance objectives. Xerox pays for performance by rewarding superior performers with premium compensation. The Company considers both business performance and the competitive marketplace in the design, delivery and funding of total compensation programs. The Committee believes that a significant portion of an executive officer’s total compensation should be at risk, and tied to how well the individual performs as well as how the individual’s business unit, division or function and the Company perform against both financial and non-financial objectives including building shareholder value. Generally two-thirds or more of an executive’s pay is at risk and variable from year to year.

The Committee also emphasizes the Company’s performance relative to the organizations in the Company’s peer group as a means to ensure that the Company consistently delivers total compensation commensurate with growth in shareholder value. A list of the Company’s peer group can be found below in principle #4.

3. There should be flexibility when allocating among the various compensation elements.

The Committee does not target any specific mix of elements of compensation in cash vs. equity, in short-term compensation vs. long-term compensation or in fixed pay vs. variable pay, other than to reinforce the principle that the majority of pay should be at risk through bonus and long-term incentives.

4. Compensation opportunities should be competitive.

Our compensation and benefit programs must provide for flexibility in attracting, retaining and motivating talent to drive the business in a global market. To further this principle, at least once each year, the Committee reviews compensation survey and proxy statement data to ensure that the Company’s executive compensation program is competitive within the office equipment/technology industry and with the Company’s direct competitors. These survey data, as analyzed by Mercer Human Resources Consulting, the consultant to management, consists of hardware/computer service industry data and general compensation data, which includes all of the organizations in the Company’s peer group as well as organizations similar in size across a variety of industries.

The Company’s peer group is comprised of organizations with which the Company is likely to compete for executive expertise as well as companies of similar size and scope. This group includes global companies in technology, office equipment and other related industries. The organizations comprising the Company’s peer group for fiscal 2006 consisted of Accenture, Automatic Data Processing, Cisco Systems, Computer Sciences Corp., Dell, Eastman Kodak, Electronic Data Systems, EMC, Hewlett-Packard, IKON Office Solutions, IBM, Lexmark International, Lucent Technologies, Motorola, Pitney Bowes, and Texas Instruments (Lucent will be eliminated from the peer group in 2007 as a result of the Alcatel-Lucent merger).

The Committee does not limit its analysis to survey data relating to the organizations in the Company’s industry because the use of data applicable to the most relevant talent pool, including general industry data, allows it to tailor compensation packages to the demands of the market. Similarly, for some executive positions, the Company may require skills and/or experience from a more varied set of backgrounds.

Our pay policy is to target cash compensation levels for officers at the midpoint of a range determined from the median compensation levels paid by other companies for comparable positions. For long-term incentive compensation, the Committee also considers affordability to the Company while using market data as a reference point. For each individual (and for each component of compensation), the Committee takes into account the executive’s historical contributions and expected future contributions, and the need to attract and retain first-class executives, and balances these against competitive pay practices. Executive officer positions are placed into one of four tiers based on position, experience and market data. In determining each executive officer’s compensation, the Committee also considers internal equity within the Company with respect to other executives. Once all components of compensation are established using these factors, total compensation is verified to ensure that it is appropriate, competitive and consistent within the executive’s tier.

In addition to analyzing Xerox’s pay versus market pay data, the Committee reviews the Company’s total executive compensation program under various termination scenarios. This assessment is completed with the input of the Consultant and includes a review of evolving market practices in the office equipment/technology industry and other industries, external regulatory and other developments, the market for executive talent and the Committee’s and Company’s executive compensation philosophy. Beginning in 2003, individual “tally sheets” have been prepared by the Company and are reviewed by the Committee periodically, or at the Committee’s request, and include base salary, annual incentive compensation, long-term incentive compensation and company-sponsored retirement plans for each executive officer.

5. Incentive compensation should balance short-term and long-term performance.

While the Committee seeks to structure a balance between achieving strong annual results and ensuring the Company’s long-term viability and success, it does not target a specific mix of short- and long-term incentives. Officers are regularly provided incentive opportunities based both on achievement of short- and long-term objectives. Participation in the Company’s short- and long-term incentive programs increase at higher levels of responsibility as executive officers in these leadership roles have the greatest influence on the Company’s strategic direction and results over time. The Company’s long-term incentive compensation awards for its officers primarily take the form of performance shares, though on occasion, retention awards may be granted in the form of restricted stock units.

6. Executive officers should have financial risk and reward aligned with their business decisions.

The Committee believes that it is in the best interests of the Company and its shareholders for the executive officers to have a financial interest in the long-term results based on their business decisions that create shareholder value. Consequently, the Company provides its executive officers with various ways to become shareholders of the Company.

Xerox also requires that each officer and all other participants in the Executive Long-Term Incentive Program (E-LTIP) must build and maintain a meaningful ownership requirement. (A description of the E-LTIP can be found under “Long-term Incentives.”) For Anne M. Mulcahy, the Chairman and CEO, the ownership requirement is five times her base salary. For Ursula M. Burns, Lawrence A. Zimmerman and James A. Firestone, the requirement is three times base salary. For other officers, the ownership requirement is two times base salary. All other executives below the officer level participating in the E-LTIP have an ownership requirement equal to one times their base salary. All awards under the E-LTIP are subject to a mandatory holding requirement. As determined by the Committee, executives must retain 50% of the shares acquired through the vesting of awards, net of taxes and fees, until they achieve their required level of ownership.

In addition, officers may only sell shares within pre-determined dates following the Company’s quarterly earnings release and with approval from the Company’s Office of General Counsel or if the officer has adopted a Rule10b5-1 plan. (Rule 10b5-1 allows corporate officers to adopt written, pre-arranged stock trading plans when they do not have material, non-public information.)

Components of the Executive Compensation Program

The primary elements of the Company’s executive compensation program are:

  base salary;

  an annual incentive opportunity, paid in cash if earned;

  long-term incentives (primarily performance shares for all officers);

  defined benefit pension plans (a qualified plan and a supplemental executive retirement plan for some officers);

  a defined contribution savings plan;

  a change-in-control plan for some officers; and

  perquisites and personal benefits.

Every year, management provides the Committee with a comparison of the compensation of the named executive officers with that of the named executive officers of the organizations in the Company’s peer group. Management also provides a comparison of other officer’s compensation with compensation of comparable positions in companies of similar size and industry as Xerox. Each year, the Chief Executive Officer presents her personal evaluation of the management team to the Committee, which includes a review of contribution and performance over the past year, and recommends compensation actions.

In addition, the Company considers tax and accounting implications (as described under “Tax Implications of Executive Compensation” and “Accounting Implications of Executive Compensation”) when determining compensation awards to named executive officers.

Following this presentation and a review of the competitive market, the Committee makes its own assessments and formulates compensation amounts for each executive officer with respect to each of the elements in the Company’s executive compensation program as described in more detail below.

Base Salary

Salaries are provided to the named executive officers to provide a continuum of fixed pay. Every year, the Committee determines the base salary of the CEO, and reviews and approves the CEO’s recommendation for the base salaries of the other executive officers of the Company.

Salaries for executive officers are reviewed annually or when there is a particular change, such as a promotion or achievement of an extraordinary level of performance. Salary increases further support the Company’s succession planning objectives, differentiating pay among executive officers, and ensuring market competitiveness of pay for senior talent. The Committee typically approves base salary increases each February, which are effective in April of that same year.

In February 2006, the Committee approved actual base salary increases effective April 2006. The salaries the Company paid to the CEO, the CFO, and the three most highly compensated executive officers (other than the CEO and CFO) during fiscal 2006 are shown in the Summary Compensation Table.

In April 2007, the Compensation Committee increased base salaries for certain named executive officers, effective April 2007. For further information, see footnote A of the Summary Compensation Table.

Annual Incentive Opportunity

Every February, the Committee approves an annual incentive opportunity for the CEO and the other executive officers of the Company. Target annual incentive opportunities provide variable cash compensation and reward for the achievement of yearly performance objectives. This annual incentive opportunity is awarded according to the Company’s Annual Performance Incentive Plan (APIP). This process begins after the close of the prior fiscal year when the preliminary financial results of the Company have been made available to the Board of Directors and the Board has approved the Company’s annual operating plan for the current fiscal year. At that time, the Committee:

  sets the overall Company performance objectives and payout ranges for the year;

  sets performance measures for the year;

  establishes a target, threshold, and maximum bonus opportunity for each executive officer; and,

  measures performance and determines awards for the prior fiscal year.

Annual incentive bonuses are paid at the beginning of each year for the prior fiscal year’s performance. Bonuses paid are based upon the CEO’s and the Committee’s assessment of actual performance (individually and Company-wide) against pre-established Company performance objectives and individual performance measures for the prior fiscal year to determine the appropriate amount payable against that year’s target bonus opportunity. In addition, approximately 4,300 middle to top level managers are eligible to participate in APIP. A more detailed description of the Committee’s decisions regarding the annual incentive bonuses paid to the executive officers for fiscal 2006 follows.

1. Setting Company performance objectives.

The Committee, working with the CEO, sets the performance objectives for the Company for fiscal 2006. Target performance objectives are set with the expectation of year-over-year improvement based on management’s and the Committee’s assessment of what is reasonably attainable. The performance measures and weightings for APIP for 2006 were: revenue at constant currency (30%); adjusted earnings per share (40%); and core cash flow from operations (30%), defined as operating cash flow adjusted for on-lease activities and changes in finance receivables. Targets were set at 2% constant currency revenue growth; 10% earnings growth and $1.4 billion core cash flow from operations. The 2007 APIP performance measures and weightings are the same as 2006. The 2007 targets are within or exceed the ranges publicly disclosed and are expected to be challenging to obtain.

Subject to the review and approval of the Committee, any extraordinary items or material unusual charges that occur during the plan year can be excluded from bonus calculations. For example, in 2006, EPS excluded restructuring charges, Brazil litigation charges, and gains from settlement of U.S. income tax audits.

2. Setting individual performance measures.

The Committee also sets individual performance measures for the CEO, and the CEO sets individual performance measures for other executive officers. These measures allow the Committee to play a more active role in identifying performance objectives beyond purely financial measures, including new product launches, and executing business growth plans. The weightings associated with these additional performance goals vary.

For 2006, the CEO’s objectives included financial performance (growing revenue and EPS and improving profitability and cash flow), leadership effectiveness (communicating and implementing the Company’s strategic direction, setting the appropriate moral and ethical tone, strengthening the Company’s leadership as a model corporate citizen, executing short- and long-term business plans), improving the customer experience (driving significant improvements in products, services and processes, deployment of Lean Six Sigma initiatives), and employee satisfaction (retaining key talent, creating a positive employee environment, and providing employee development opportunities).

3. Setting a target incentive opportunity.

In February 2006, the Committee established a target annual incentive opportunity for each executive officer for 2006 as a percent of salary. The Committee approved an increase in Ms. Mulcahy’s target annual incentive opportunity from 100% of salary to 150% of salary. In addition, the Committee approved Ms. Mulcahy’s recommendation to increase target annual incentive opportunities from 70% of salary to 100% for Mr. Zimmerman, Ms. Burns and Mr. Firestone. Mr. Machon’s incentive target remained at 70%. This annual incentive target takes into account all factors that the Company and Committee deem relevant, including, but not limited to, a review of the annual incentive paid by organizations in the Company’s peer group. In April 2007, Ursula M. Burns was appointed President of the Company. At the same time, the Committee approved Ms. Mulcahy’s recommendation to increase the target annual incentive opportunity for Ms. Burns from 100% of salary to 125% of salary.

The payout range established for fiscal 2006 was zero to three times the annual incentive target. There is no payout for results below threshold performance. Performance at threshold would pay out at half of the annual incentive target, performance results at target would pay out at 100% of the annual incentive target and performance at maximum would pay out at three times the annual incentive target. Each performance objective is assessed and interpolated independently. The results are added together to determine overall performance results. Reaching target performance for all elements would result in a payout at 100% of bonus target.

In February 2007, the Committee reduced the corporate payout maximum for fiscal year 2007 from three times to two times the annual incentive target.

4. Measuring performance and determining final bonus award.

After the end of fiscal 2006, the CEO reviewed the Company’s actual performance against each of the corporate financial performance objectives established at the beginning of the year. Performance results for 2006 were below threshold for constant currency revenue, at maximum for earnings per share and exceeded maximum for core cash flow from operations.

The CEO and the Committee use business judgment when recommending bonuses and may suggest increases or decreases to payouts implied by performance based on qualitative assessments. The Committee retains the discretion to grant a lower or higher bonus than the calculated incentive payout would indicate, or no bonus at all based on appropriate circumstances. Considering the Company’s overall financial results delivered in 2006, the Committee approved incentive awards for 2006 to participating officers that on average were 110% of target.

The annual incentive bonuses the Company paid to the CEO, CFO, and the three most highly compensated executive officers (other than the CEO and CFO) during fiscal 2006 are shown in the Summary Compensation Table. Additional information about the annual incentive opportunities is shown in the Grants of Plan-Based Awards Table.

The Committee believes that the fiscal 2006 incentive bonus payments are consistent with the Company’s strategy of rewarding its executive officers for the achievement of important, challenging business goals. In view of the Company’s results for the year, the Committee believes that the annual incentive bonus calculations resulted in reasonable and appropriate performance-related bonus payments to the Company’s executive officers.

Long-term Incentives

The Company provides long-term incentives to reward executives for sustained long-term performance, and to provide a retention incentive to achieve performance objectives. The Company’s Executive Long-Term Incentive Program (E-LTIP) awards are made pursuant to the Company’s 2004 Performance Incentive Plan approved by shareholders. Stock options have not been granted since 2004.

E-LTIP awards made to officers are primarily comprised of performance shares. On occasion, restricted stock units will be granted as a retention vehicle for key officers. Typically, a performance share award to an officer is subject to an earnout range of 0% to 150%, depending on the Company’s performance over a three-year period. The performance shares may be earned based on achieving annual performance targets or three-year cumulative performance between threshold and maximum as determined by the Committee. Performance shares that have been earned vest following Committee certification of the performance results for the applicable three-year period and are paid out in the form of shares of the Company’s common stock. Executives who retire or are involuntarily terminated, other than for cause, prior to the end of the three-year period, will vest in a portion of the performance shares earned on a pro-rata basis. Performance shares are forfeited if the executive officer voluntarily terminates employment before the shares vest. Performance shares fully vest upon death.

Each February, the Committee determines the number of performance shares earned for each executive officer based on the certified annual performance share results and the certified three-year cycle performance share results ended the previous December. Following the Committee’s review of the Company’s operating results for the prior fiscal year, the Committee establishes metrics and goals, which may be modified from time to time by the Committee, for the new three-year performance share cycle and approves a new annual grant of performance shares for executive officers. These decisions are made in conjunction with other compensation decisions that the Company makes for the current fiscal year.

The next level of executives below the officer level, which includes approximately 115 executives, receives a mix of 50% restricted stock and 50% performance shares under E-LTIP. The earnout range for these performance shares is 0% to 125%. Approximately 2,400 employees below this level receive restricted stock as their only form of equity compensation under a similar long-term incentive plan.

Although there is not an excessive amount of dilution currently occurring at the Company, the Committee will continue to monitor the dilutive impact of equity awards to executives. Currently, the run rate, or percentage of common shares outstanding awarded as equity compensation, is approximately 0.72% annually. Potential dilution, meaning the equity awards outstanding and available for future grant as a percent of common shares outstanding, is approximately 10.4%. Based on market data, these figures are considered low compared to other office equipment/technology peer companies.

Although the vast majority of equity awards are granted on a regular cycle, the Committee occasionally grants equity off-cycle for special purposes, such as new hires, promotions, recognition, and retention. When such special awards are granted, they are awarded once a month and the awards are approved by the CEO or by the Committee if the award is to an executive officer.

In February 2006, the Committee approved the long-term incentive award values for the executive officers and the E-LTIP performance measures for the 2006 – 2008 performance cycle. The number of shares granted, effective April 1, 2006, was based on the average of the high and low stock price on February 16, 2006, the date the Committee approved the award values. These performance shares are payable after fiscal 2008 only if the Company achieves, on an overall basis for the three-year 2006 - 2008 period, specified objectives based on the following long-term measures:

  earnings per share (weighted 60%); and

  core cash flow from operations (weighted 40%).

Targets for 2006 were set at 10% earnings per share growth and $1.4 billion core cash flow from operations.

Earnings per share under 2006 E-LTIP is defined as diluted earnings per share from continuing operations as reported in the Company’s audited financial statements, as adjusted on an after-tax basis for the following discretely disclosed (in either Management’s Discussion and Analysis/MD&A or the footnotes to the financial statements) items (if equal to or greater than $50 million pre-tax on an individual basis, or in the aggregate): gains/(losses) from litigation, regulatory matters or any changes in enacted law (including tax law); gains/(losses) from asset sales or business divestitures; restructuring and asset impairment charges; gains/(losses) resulting from acts of war, terrorism or natural disasters; the initial effect of changes in accounting principles that are included within Income from Continuing Operations; impairment of goodwill and other intangibles; gains/(losses) from the settlement of tax audits; gains/(losses) on early extinguishment of debt; non-restructuring related impairments of long-lived assets.

Core cash flow from operations is defined as net cash provided by (used for) operating activities as reported in the Company’s audited financial statements, as adjusted for the following items: exclusion of net changes in finance receivables and on-lease equipment; cash flow impacts (inflows and outflows) resulting from the EPS adjustments identified above; any special discretionary pension funding in excess of $250 million shall be excluded.

Any other items approved by the Committee for adjustment of earnings per share or core cash flow from operations will be considered a modification of the award. To date, the Committee has made no modification to 2006 E-LTIP. The Committee did modify the definition of EPS under 2005 E-LTIP to align with the 2006 and 2007 definition to exclude any gains or losses from settlement of tax audits, which had the effect of excluding the significant tax gains that occurred in 2006. As a result, the cumulative EPS result for 2005 E-LTIP will be lower than it otherwise would have been absent the modification.

The grant date fair value of the performance share awards approved in February 2006 to the CEO, the CFO, and the three most highly compensated executive officers during fiscal 2006 is shown in the Grants of Plan-Based Awards Table. Additional information on these awards, including the potential number of shares of the Company’s common stock payable at threshold, target, and maximum long-term levels, is also shown in the Grants of Plan-Based Awards Table.

The 2007 E-LTIP design will follow the same basic principles as 2006. The only substantial change is that the number of shares granted based on approved values was determined based on the closing price on February 15, 2007, the date the Committee approved the award values. In addition, the grant effective date was moved to July 2007. The 2007 performance targets are within or exceed the ranges publicly disclosed and are expected to be challenging to obtain. The 2007 E-LTIP awards are presented as a footnote to the Outstanding Equity Awards Table.

The material terms and conditions of these equity awards are determined under the provisions of the 2004 Performance Incentive Plan as may be amended or restated. A copy of the 2007 Amendment and Restatement of the 2004 Performance Incentive Plan is attached to this proxy statement and as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2006, which can be found on the Company’s website at www.xerox.com.

Qualified and Non-qualified Defined Benefit Pension Plans

Pension benefits are provided to the named executive officers under the Retirement Income Guarantee Plan (RIGP), the Unfunded Retirement Income Guarantee Plan (Unfunded RIGP), the Unfunded Supplemental Executive Retirement Plan (SERP), and, for Jean-Noel Machon, the Xerox International Pension Plan.

U.S. Pension Plans

These named executive officers, other than Jean-Noel Machon, participate in the Company’s tax-qualified pension plan (RIGP) on the same terms as the rest of the Company’s salaried employees hired before 2005. To qualify for benefits under RIGP, a participant must have 5 years of service or have reached age 65 while employed. Early retirement benefits under RIGP are available for employees who leave Xerox at age 55 with 10 years of service or later and are reduced from age 65 (or age 62 with 30 years of service) at 5% per year. The RIGP benefits are subject to IRS limits on the compensation that can be reflected in a qualified plan.

Because the Internal Revenue Code limits the pension benefits (based on an annual compensation limit) that can be accrued under a tax-qualified defined benefit pension plan, the Company has established and maintains a non-tax qualified pension plan (Unfunded RIGP) to compensate executives in an equitable fashion for the reduction in their pension benefit resulting from this limitation. This executive retirement plan is purely a restoration plan to provide a comparable level of retirement benefits to those provided to other employees. Unfunded RIGP benefits are generally determined under the same terms as the RIGP benefit except that Unfunded RIGP is not payable as a lump sum.

The SERP provides an added benefit that when combined with RIGP and Unfunded RIGP, delivers a benefit unreduced for early commencement, generally at age 60. As of fiscal year end, there were 26 active employees in SERP. No pay limitations apply in determining the SERP benefit and the accrual rate can vary. A total benefit is determined by the SERP formula and then the difference between this amount and the RIGP benefit is paid from the SERP. The SERP benefits are available to Anne M. Mulcahy upon retirement on or after she attains age 55. Lawrence A. Zimmerman is retirement eligible and upon retirement, would commence his SERP benefits. He has been credited with two years of benefit service for each year of actual Xerox service. His service was accelerated to mitigate the pension impact of joining Xerox later in his career. The other named executives covered by the SERP are eligible to commence benefits upon retirement on or after the attainment of age 60 with 10 years of service. For participants who do not meet the requirements of the SERP when they leave Xerox, all non-qualified benefits would come from Unfunded RIGP. Certain SERP executives have received their accrued SERP benefits as provided under their separation packages who don’t otherwise meet the age 60 vesting requirement.

The SERP includes a Mid-Career Hire benefit that applies to a small group of executives including Lawrence A. Zimmerman. This benefit is equal to 150% of the SERP accrual and is designed to mitigate the loss in retirement benefits from a mid-career change in employment.

International Pension Plan

Jean-Noel Machon is not covered by qualified plans in the U.S. and does not have local retirement plans (other than French social security and other mandatory state benefits). The Xerox International Pension Plan provides benefits for Jean-Noel Machon to supplement his French mandatory social security and state pension. The pay used to calculate the Xerox International Pension Plan benefits is base pay plus 2/3 of target bonus (not actual bonus) in force at his retirement date. The plan formula targets a total retirement income of 50% pay when combined with State and mandatory benefits. If Mr. Machon leaves Xerox employment for any reason before age 55, he will receive the vested plan assets only.

The actuarial present values of the accumulated pension benefits of the named executive officers as of the end of fiscal 2006, as well as other information about the Company’s defined benefit pension plans, are shown in the Pension Benefits Table.

Defined Contribution Savings Plan

U.S. employees are eligible to participate in the Xerox Corporation Savings Plan which is a defined contribution 401(k) plan. U.S. named executive officers are eligible to participate in the same manner as all other employees. They are eligible for a match of 50 cents on the dollar up to 6% of eligible pay saved on a before-tax basis, subject to IRS qualified plan compensation limits and highly compensated threshold limits. No benefits are provided to these executives in excess of these limits.

Change-in-Control Severance Agreements and Plan Provisions

Xerox has change-in-control severance agreements with 29 executives, including each of the named executive officers. The Company considers these agreements to be in the best interest of its shareholders to foster the continuous employment and dedication of key management personnel without potential distraction or personal concern if Xerox were to be acquired by another company (“change in control”). These agreements help to ensure that key executives continue to perform in their roles when a potential change in control is impending, are protected against the loss of their positions following a change in the ownership or control of the Company, and fulfill their expectations for long-term incentive compensation arrangements. The list of covered executives is reviewed periodically by the Committee. These agreements provide certain specified severance benefits if, within two years following a change in control of the Company, their employment is terminated either (i) involuntarily other than for cause, death, disability, or the sale of a business, or (ii) voluntarily for good reason. Voluntary for good reason is defined as: the assignment of duties inconsistent with the executive’s status or a substantial adverse alteration in the nature or status of their responsibilities (including being an executive officer of the Company prior to a change in control and ceasing to be an executive officer of a public company); a reduction in base salary or target bonus; failure by the Company to increase annual base salary at intervals consistent with the Company’s prior practice; failure to increase salary as has been increased for similarly situated executives; requirement to be based anywhere other than in the metropolitan areas in which the executive was based prior to the change in control; failure of the Company to continue compensation or benefit plans, vacation policy or any material perquisites unless an alternative plan is provided, or the Company fails to continue the executive’s participation in these plans; and failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with this agreement.

These severance benefits include:

  A lump sum cash payment equal to 2.99 times (for the CEO) and generally two times (for the other named executive officers) the executive officer’s then-current annual base salary and annual incentive award target. The Committee views these amounts as reasonable and appropriate for the executive officers, including the CEO.

  Continuation of certain welfare benefits at active employee rates for a period of 36 months for Ms. Mulcahy and 24 months for other executives;

  A tax reimbursement and “gross-up” payment sufficient to compensate the executive for the amount of any excise tax imposed by Section 4999 of the Internal Revenue Code, and for any taxes imposed on such additional payment. The potential tax “gross up” payment is only applicable in the event of a change of control of the Company and, in the Committee’s view, is an appropriate method for the Company to insulate the executives from the punitive effects of a 20% excise tax levied by the federal income tax laws on certain income paid to executives in such circumstances.

  Payment of reasonable legal fees and expenses incurred when the executive, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the agreement.

In addition to the benefits above, immediately upon the change in control occurring, regardless of whether a termination occurs, participating executives are entitled to:

  For awards prior to February 15, 2007, automatic vesting of all outstanding equity awards (including stock options, service-based restricted stock awards, and performance-based restricted stock awards, assuming achievement of the target performance level).

  For awards made on or after February 15, 2007, accelerated vesting will occur following a change in control only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason.

  Immediate payment of the present value of non-qualified pension benefits, based on years of participation and average monthly compensation as of the date of the change in control. Payment is made without regard to the Plan’s requirements for age or years of service. (The Committee views this payment as appropriate in order to protect the pension benefit of the executive that has been earned over the executive’s career at Xerox.) If the executive does not terminate employment, this payment is used to offset future calculations of non-qualified benefits.

The change-in-control severance agreements provide for automatic annual renewal unless the Company gives notice that it does not wish to extend them. Each agreement also provides that in the event of a potential change in control, the executive will remain an employee of the Company for nine months following the occurrence of a potential change in control or, if earlier to occur, on the date which the executive is first entitled to receive benefits as described above. Generally, for purposes of the severance agreements, a change in control is deemed to have occurred, subject to certain exceptions, if: (1) any person beneficially owns 20 percent or more of the combined voting power of our securities, (2) a majority of our Directors are replaced under certain circumstances, (3) there is a merger or consolidation involving the Company, or (4) there occurs the sale of all or substantially all of the Company’s assets or the Company’s shareholders approve a plan of complete liquidation or dissolution.

The Committee believes that it is in the best interests of the Company and its shareholders to offer such change-in-control arrangements to its executives. The Company competes for executive talent in a highly competitive market in which companies offer similar benefits to senior employees. The Committee periodically reviews the change-in-control plan for market competitiveness.

The Company has established grantor trusts for the purpose of paying amounts due under certain deferred compensation plans and the severance agreements described above. The trusts are currently unfunded, but the Company would be required to fund the trusts in the event of a change in control or a potential change in control (each as defined in the grantor trusts).

All non-qualified options under the 1991 Long-Term Incentive Plan (1991 Plan) and the 1998 Employee Stock Option Plan (1998 Plan) are accompanied by option surrender rights. If there is a change in control, as defined in the plans, all such rights that are in the money become payable in cash, unless otherwise determined by the Committee, based on a change-in-control price. The 1991 Plan also provides that on the occurrence of such an event, all restricted stock and incentive stock rights become payable in cash, unless otherwise determined by the Committee. In the case of rights payable in shares, the amount of cash is based on the change-in-control price, and in the case of rights payable in cash, the cash value of such rights. Rights payable in cash that have not been valued at the time of such an event are payable at the maximum value as determined by the Compensation Committee at the time of the award. In the event of accelerated payment, such rights and any related non-qualified stock options will be cancelled.

The amount of the estimated payments and benefits payable to the CEO, CFO, and the three most highly compensated executive officers (other than the CEO and CFO) assuming a change of control of the Company and a qualifying termination of employment as of the last day of fiscal 2006 are shown in the tables showing Potential Payments Upon Termination or Change in Control.

Non-qualified Deferred Compensation

The Deferred Compensation Plan for Executives was frozen in 2002 with respect to future deferrals. The amount in this plan for each participant represents balances from deferrals made prior to 2002. Details regarding the above-market interest credited in 2006 to non-qualified deferred compensation balances from compensation that was deferred prior to 2002 and for aggregate account balances as of fiscal year-end 2006 are provided in the Summary Compensation Table and the Non-qualified Deferred Compensation Table. The Committee views the amount of above-market interest to be immaterial.

Perquisites and Personal Benefits

The Company maintains medical and dental insurance, accidental death insurance, and disability insurance programs for all of its employees, as well as customary vacation, leave of absence, and other similar policies. Executive officers are eligible to participate in these programs on the same basis as the rest of the Company’s salaried employees.

The Company periodically reviews the perquisites that executive officers receive. These perquisites are relatively basic and few in number and the Committee believes that its policies regarding perquisites are conservative relative to other companies. The primary perquisites for executive officers are financial planning/tax preparation, executive physicals and personal use of Company aircraft. Ms. Mulcahy is eligible for home security.

Solid financial planning and tax preparation by experts reduces the amount of time and attention that executives devote to their finances and maximizes the value of compensation. The physical exam program encourages executives to participate in annual physicals which, the Company believes are in the best interest of executives and shareholders. For reasons of security and personal safety, the Company requires Ms. Mulcahy to use the Company aircraft for all travel where feasible. Other executives are allowed personal use of the Company aircraft on a very limited basis. The Committee has authorized Mr. Zimmerman’s personal air travel to and from his residences located outside Connecticut. Ms. Mulcahy and Mr. Zimmerman may also receive additional cash compensation to reimburse them for any income tax liability that may become payable as the result of their use of aircraft for personal reasons. Amounts for Mr. Machon include a car allowance, which is a benefit provided to all senior-level employees in Europe. As is the case for any employee on international assignment, Mr. Machon is also provided an international assignment allowance. Mr. Machon received a loan over 15 years ago before he was an executive officer of the Company. Details of this loan are described in the Summary Compensation Table.

The Company provides the Xerox Universal Life Plan (XUL) to eligible U.S. employees, including the named executive officers. Under the XUL, participants receive Company-paid life insurance equal to their death benefit under the prior program, or three times their base salary, whichever is greater. Executives are the sole owners of the XUL policies and are responsible for any taxes due from the Company contributions. Xerox will continue to make premium payments for participants who were in the prior Company-paid life insurance program upon retirement until the later of age 65 or July 2013. Ms. Mulcahy, Ms. Burns and Mr. Firestone are among those participants who were in the prior plan.

The aggregate incremental costs to the Company of providing these personal benefits to the CEO, the CFO, and the three most highly compensated executive officers during fiscal 2006 are shown in the Summary Compensation Table.

Employment Agreements

Consistent with its compensation philosophy, the Company does not enter into employment agreements with its executive officers. As a result, these officers serve at the will of the Board of Directors.

This policy enables the Company to remove an executive officer prior to retirement whenever it is in the best interests of the Company, with full discretion to decide on a severance package for that individual (excluding vested benefits). When an executive officer is removed from his or her position, the Committee exercises its business judgment in considering whether or not to approve an appropriate severance arrangement for the individual in light of all relevant circumstances, including but not limited to his or her term of employment, past accomplishments, and reasons for separation from the Company.

The Company’s policy generally provides severance for management level salaried employees who are separated from the Company involuntarily only if the executive signs a release of claims against the Company, which includes a detrimental activity agreement. For separations due to a reduction in force, the amount of severance provided by the policy is equal to the greater of 26 weeks of base pay or the number of weeks of base pay identified in the severance schedule based on years of service. For involuntary separations other than a reduction in force, severance payments are equal to three months of base pay.

Compensation Recovery Policy

Under the 2004 Performance Incentive Plan as amended, if an employee or former employee of the Company is deemed by the Committee or its authorized delegate to have engaged in detrimental activity against the Company, any equity awards granted to the employee or former employee on or after January 1, 2006, will be canceled. For awards granted on or after February 15, 2007, if an employee or former employee of the Company is deemed by the Committee or its authorized delegate, prior to a change in control, to have engaged in detrimental activity against the Company, any such awards will be canceled. In addition, any payment or delivery of an award within six months prior to the detrimental activity may be rescinded. In the event of any such rescission, the employee will pay the Company the amount of any gain realized or payment received in a manner required by the Committee or its delegate.

Under the Unfunded Retirement Income Guarantee Plan and the Unfunded Supplemental Executive Retirement Plan, if an employee or former employee of the Company or a surviving beneficiary of a participant is deemed by the Plan Administrator to have engaged in detrimental activity against the Company, the employee, former employee or beneficiary will not be eligible to receive benefits under these Plans.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the corporation’s Chief Executive Officer and the other executive officers included in the Summary Compensation Table in the Company’s proxy statement. This limitation does not apply to qualifying “performance-based compensation.”

Annual incentive bonuses paid to executive officers who are subject to Section 162(m) will be deductible by the Company if certain performance is achieved. Payments to the named executive officers for 2006 were paid from a bonus pool established by the Committee early in 2006. The pool was funded by 2% of the Performance Profit achieved during the year. The purpose of the bonus pool was to ensure that bonuses paid to executive officers were performance-based and therefore, fully tax deductible. Performance Profit was defined as income from continuing operations before income taxes, equity income, discontinued operations, extraordinary items, cumulative effect of change in accounting principles, and excluding restructuring charges as identified in the audited financial statements. Deductibility of the annual incentive bonuses paid to any executive officer subject to Section 162(m) in 2007 will also be limited by the Company’s Performance Profit results.

It is the Company’s goal to have most compensation paid to its top officers qualify as tax deductible for federal tax purposes under Section 162(m) of the Internal Revenue Code. We believe it is appropriate to provide competitive compensation opportunities even though all compensation paid may not be fully tax deductible in any given year.

Certain compensation paid to named officers in 2006 does not meet the requirements of Section 162(m), most notably the value of restricted stock awards that vested in 2006, to the extent that non-performance based compensation exceeds $1 million for a named officer. Certain perquisite compensation, such as personal use of aircraft and tax reimbursements also may not be fully tax deductible. It is expected that vested E-LTIP awards will be fully tax-deductible compensation.

Accounting Implications of Executive Compensation

Base salaries and the annual incentive bonuses are expensed over the period earned. As such, the 2006 annual incentive bonus which is earned during 2006, and paid in early 2007, is recorded during fiscal year 2006.

As previously discussed, the long-term incentives used to reward executives are primarily comprised of equity-based performance shares. “These performance shares are recorded in accordance with Statement of Financial Accounting Standards (FAS) No. 123(R), “Share-Based Payments,” which states that the performance shares should be measured at fair value on the date of grant and expensed during the requisite service period for those performance shares that are expected to vest. During 2006, the fair value was calculated as the average of the high and the low trading price of the Company’s common stock on the date of grant. The requisite service period for these performance shares matches the vesting period and is three years from the date of grant.

At each reporting date, the Company evaluates the number of performance shares that are expected to vest, taking into account estimated forfeitures and the probability of achieving or exceeding the stated performance targets associated with the grant. Compensation expense is recorded for those shares expected to vest over the vesting period. If the number of shares expected to vest changes, a cumulative adjustment is recorded at such time, taking into account the service period already elapsed.

The classification of the expense associated with these performance shares in the Statement of Income follows the same classification of the salary and annual incentive bonus for the executives. The expense associated with these shares is not capitalized and is primarily classified within Selling, Administrative and General Expense.

Our defined benefit pension plan and supplemental executive retirement plan are accounted for in accordance with FAS No. 87, “Employers’ Accounting for Pensions” and FAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” The interest credited on non-qualified deferred compensation balances is expensed as incurred. These costs are primarily classified as Selling, Administrative and General Expenses in our consolidated financial statements.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the proxy statement for the 2007 Annual Meeting of Shareholders.

Ralph S. Larsen, Chairman
Vernon E. Jordan, Jr.
Hilmar Kopper
N.J. Nicholas, Jr.

Summary Compensation Table

The Summary Compensation Table below provides compensation information for the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated key executive officers (collectively referred to as “named executive officers”) serving at the end of the fiscal year December 31, 2006, for services rendered in all capacities during the fiscal year ended December 31, 2006. The table includes the dollar value of base salary earned, stock and option awards, non-equity incentive plan compensation earned, change in pension value and non-qualified deferred compensation earnings and all other compensation, whether paid or deferred.

SUMMARY COMPENSATION TABLE

							Change in
						Non-Equity	Pension Value
				Stock	Option	Incentive Plan	and NQDC	All Other
Name &		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principle Position	Year	($) (A)	($) (B)	($) (C)	($) (D)	($) (E)	($) (F)	($) (G)	($)
Anne M. Mulcahy	2006	1,320,000	—	4,833,409	772,560	2,178,000	1,294,738	296,026	10,694,733
Chief Executive Officer
Lawrence A. Zimmerman	2006	587,500	—	1,316,515	—	660,000	498,000	167,747	3,229,762
Chief Financial Officer
Jean-Noel Machon	2006	685,559	—	825,000	38,967	531,754	817,503	629,773	3,528,556
Senior Vice President
Ursula M. Burns	2006	619,125	—	1,722,022	77,933	704,000	225,194	26,305	3,374,579
President
James A. Firestone	2006	581,250	—	1,454,586	38,967	660,000	180,000	30,988	2,945,791
Executive Vice President
____________________

(A)	All compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. For Jean-Noel Machon, the compensation reported in this table was paid in euros (excluding stock awards) but has been converted to U.S. dollars for purposes of reporting amounts herein. The conversion from euros to dollars is based on the average quarterly euro exchange rate for 2006 of 1.2542. Effective April 2007, the Compensation Committee set annualized base salaries for the following named executive officers. Consistent with her new role as President, the base salary for Ursula M. Burns was increased to $850,000. The base salaries for both Lawrence A. Zimmerman and James A. Firestone were increased to $700,000 to acknowledge their senior leadership roles in accelerating Xerox’s growth strategy. The base salaries for Anne M. Mulcahy and Jean-Noel Machon remained unchanged.

(B)	The 2006 Annual Performance Incentive Plan (APIP) award appears as Non-Equity Incentive Plan compensation in column (E).

(C)	The data presented in this column reflect compensation expense recorded by the Company in 2006 for stock awards granted to the named executive officers during 2004, 2005 and 2006 under the Executive Long-Term Incentive Program (E-LTIP). Compensation expense is based upon the grant date market price (average of the high and low stock price) and is recorded over the requisite service period in accordance with Statement of Financial Accounting Standards (FAS) No. 123(R), “Share-Based Payment.” For additional information, refer to note 18 of the Xerox Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. E-LTIP awards for 2007 are not reflected in this table. The 2007 E-LTIP awards are presented as a footnote to the Outstanding Equity Awards Table.

(D)	The data presented in this column reflect compensation expense recorded by the Company for financial statement reporting purposes in 2006 for stock option awards granted to the named executive officers in years prior to 2005. There have been no stock options granted by the Company since 2004. Compensation expense was computed on the grant date as determined by the modified Black-Scholes option pricing model and recognized over the requisite service period. The assumptions used in the model for Anne M. Mulcahy were as follows: risk-free interest rate of 4.80%; expected life of 7.2 years; expected price volatility of 56.56%; and no dividend yield. The assumptions used in the model for the other named executive officers were as follows: risk-free interest rate of 3.45%; expected life of 7.2 years; expected price volatility of 63.02%; and no dividend yield. These assumptions were based on guidance under FAS No. 123, “Accounting for Stock Based Compensation.” The stock option award for Anne M. Mulcahy vested in August 2006, and the stock option awards granted to Jean-Noel Machon, Ursula M. Burns and James A. Firestone will vest in October 2007.

(E)	This column reflects the Non-Equity Incentive Plan payments as approved by the Committee in February 2007 under APIP for 2006 performance. The performance metrics were set by the Committee on February 16, 2006. Actual payments were made at 110% of target, based on 2006 performance results.

(F)	The increase in pension value for each of the named executive officers is: Anne M. Mulcahy — $1,287,000; Lawrence A. Zimmerman — $498,000; Jean-Noel Machon — $817,503; Ursula M. Burns — $224,000; and James A. Firestone — $180,000. The increase in pension value shown in this column is calculated by determining the increase in the present value of the benefits during 2006. The present value is computed using the FAS No. 87 assumptions in effect on each December 31 and assuming the benefit commences at the earliest retirement date at which unreduced benefits are payable under the Unfunded Supplemental Executive Retirement Plan (age 55 for Anne M. Mulcahy, current age for Lawrence A. Zimmerman and age 60 for Ursula M. Burns and James A. Firestone). These assumptions include a discount rate of 5.7% as of December 31, 2005 and 5.9% as of December 31. 2006. Jean-Noel Machon’s benefit is calculated in the same manner except it is based on a September 30 measurement date. Mr. Machon’s benefit reflects the minimum of the vested assets in the plan, assuming retirement at age 55 which is when unreduced retirement benefits are payable to him.

The above market interest credited to non-qualified deferred compensation balances from compensation that was deferred prior to 2002 for Anne M. Mulcahy and Ursula M. Burns is $7,738 and $1,194 respectively. For 2006, the above market interest rate credited on balances in the Deferred Compensation Plan for Executives that receive the Prime Rate is 0.428%. The Prime Rate is one of three rates that are credited under the Deferred Compensation Plan for Executives. The interest credits are based on the Prime Rate in effect on the first business day of the month as published in the Wall Street Journal in the “Money Rates” table. This same rate will apply for the entire month. A small portion of the Prime Rate is considered above market due to the relationship of this rate with the statutory rate at the time the Prime Rate interest credit was established. Deferrals into this Plan have not been permitted since 2001.

(G)	This column represents perquisites and personal benefits and other compensation not reportable elsewhere in this chart. Perquisites and personal benefits include compensation related to personal use of Company and commercial aircraft, financial planning/tax preparation, executive physicals, and other incidental benefits. Amounts for Jean-Noel Machon also include his car allowance and international assignment allowance. Amounts for Anne M. Mulcahy include reimbursement for home security. Other compensation reflected in this column includes tax related reimbursements, Company-paid premiums for the Xerox Universal Life Plan (XUL), and the Company match under the Company’s Savings Plan for which substantially all U.S. employees are eligible. For Jean-Noel Machon this column also includes the benefit from an interest free demand loan that was extended to him more than 15 years ago, before he became an executive officer, under a Company program that has been discontinued. The chart below provides additional data on the amounts included under “All Other Compensation.”

					Life
					Insurance				Total All
		Personal		International	Premiums	Tax Related			Other
		Use of Corporate	Car	Assignment	Paid by	Reimburse-	401(k)	Miscel-	Compen-
		Aircraft	Allowance	Allowance	Registrant	ments	Company	laneous	sation
Name	Year	($) (1)	($) (2)	($) (3)	($)	($) (4)	Match	($) (5)	($)
Anne M. Mulcahy	2006	193,300	—	—	51,486	25,901	6,600	18,679	296,026
Lawrence A. Zimmerman	2006	77,505	—	—	11,591	23,845	6,600	48,206	167,747
Jean-Noel Machon	2006	—	33,591	181,376	—	407,036	—	7,770	629,773
Ursula M. Burns	2006	—	—	—	16,585	3,120	6,600	—	26,305
James A. Firestone	2006	—	—	—	23,107	1,281	6,600	—	30,988
____________________

(1)	For reasons of security and personal safety, the Company requires Anne M. Mulcahy to use Company aircraft for all air travel. The Committee has authorized Lawrence A. Zimmerman’s personal air travel (e.g., by Company or commercial aircraft) to and from his residences located outside of Connecticut in an aggregate cost to the Company not to exceed $250,000 per year, inclusive of any applicable tax-related reimbursements. The compensation value of personal Company aircraft usage is calculated at aggregate incremental cost to the Company, which includes primarily the cost of fuel, trip-related service and maintenance and travel expenses of the flight crew and other contract personnel. Compensation value includes costs associated with “deadhead” legs. The compensation value of personal Company aircraft usage for Mr. Zimmerman includes $37,191 related to the cost of such “deadhead” legs. On certain occasions, family members and non-business related passengers may accompany an executive on a business flight. In such situations, a de minimus amount of aggregate incremental cost is incurred by the Company.

(2)	All management level employees in the United Kingdom have the option of either receiving a fully expensed company car or an equivalent cash allowance. Jean-Noel Machon elected to receive the cash allowance.

(3)	The international assignment allowance includes the following standard expatriate allowances: housing allowance ($155,388) which is given to employees to cover the cost of housing in the host country; home country social security ($17,619) and host country social security ($8,369).

(4)	The tax related reimbursements for Anne M. Mulcahy, Lawrence A. Zimmerman, Ursula M. Burns and James A. Firestone are related to tax gross-ups for personal use of aircraft and other incidental benefits. For Jean-Noel Machon, the tax related reimbursements are part of his international assignment agreement. This agreement states that Jean-Noel Machon is responsible for paying taxes on salary, bonuses and other incentives, but only up to the level he was paying in his home country of France. The tax related reimbursement is for the difference between the United Kingdom tax rate (40%) and the France tax rate (22.6%).

(5)	Amounts in this column include tax preparation and financial planning, executive physicals, imputed interest on the demand loan for Jean-Noel Machon, home security for Anne M. Mulcahy and other incidental benefits. Amounts in this column also include $43,794 of reimbursements to Mr. Zimmerman for commercial aircraft travel to and from his residences located outside of Connecticut. The loan to Jean-Noel Machon is considered a taxable benefit and he is required to pay taxes on the imputed interest. The amount reported above is the imputed interest on the loan based on an interest rate of 5% per annum as required by the United Kingdom per Her Majesty’s Revenue and Customs. As of the end of fiscal 2006, the outstanding balance on the loan was $133,844 based on the euro exchange rate previously reported in footnote A. The loan automatically renews each year and is payable on demand by the Company.

We have no employment agreements with our named executive officers. For further information on the components of the executive compensation program and 2006 performance results, see the “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards in 2006

The following table provides additional detail for each of the named executive officers on potential amounts payable under the non-equity incentive plan (APIP) and the equity incentive plan (E-LTIP) as presented in the Summary Compensation Table. Threshold, target and maximum award opportunities are provided.

GRANTS OF PLAN-BASED AWARDS IN 2006

			Estimated Future Payouts Under			Estimated Future Payouts Under			Gant Date Fair
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Value of Equity
	Grant	Date of	(B)			(C)			Incentive
	Date	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards
Name	(A)	(A)	($)	($)	($)	(#)	(#)	(#)	($) (D)
Anne M. Mulcahy			990,000	1,980,000	5,940,000
	4/1/06	2/16/06				44,400	444,000	666,000	6,737,700
Lawrence A. Zimmerman			300,000	600,000	1,800,000
	4/1/06	2/16/06				10,930	109,300	163,950	1,658,628
Jean-Noel Machon			241,706	483,412	1,450,237
	4/1/06	2/16/06				6,840	68,400	102,600	1,037,970
Ursula M. Burns			320,000	640,000	1,920,000
	4/1/06	2/16/06				17,080	170,800	256,200	2,591,890
James A. Firestone			300,000	600,000	1,800,000
	4/1/06	2/16/06				13,670	136,700	205,050	2,074,423
____________________

(A)	The “Grant Date” is the effective date of the E-LTIP awards and the “Date of Action” is the date the Compensation Committee approved the value of the E-LTIP awards.

(B)	This column reflects the threshold, target and maximum payout opportunity under the APIP set by the Committee on February 16, 2006. The actual payout in February 2007, based on 2006 performance is presented in the Summary Compensation Table in column (E). The APIP measures and weightings for 2006 were revenue (30%), earnings per share (40%) and core cash flow from operations (30%).

(C)	The threshold, target and maximum payout opportunity under E-LTIP is presented in this column. The value of stock awards and the methodology for determining the number of stock awards was approved by the Committee on February 16, 2006. The number of stock awards at target was determined by dividing the approved value by the average of the high and low stock price on February 16, 2006 and rounding up to the nearest 100 shares.

(D)	The grant date fair value reported in this column is based upon the target award and the grant date market price and is recorded over the requisite service period as required by FAS No. 123(R), “Share-Based Payment.” The market price was $15.175, based on the average of the high and low stock price on the grant date. For 2007 grants, the market price is based on the closing price.

Performance shares under the E-LTIP can be earned by achieving annual performance targets or three-year cumulative performance between threshold and maximum. The performance period is January 1, 2006 through December 31, 2008. Performance shares, that have been earned, vest on April 1, 2009. The performance measurements are earnings per share (weighed at 60%) and core cash flow from operations (weighted at 40%). Threshold is based on the number of performance shares earned if three-year cumulative performance is achieved at the minimum level for core cash flow from operations. If threshold performance is not achieved on any of the performance measures, no performance shares will be earned. Target reflects the number of performance shares earned if target performance is achieved on all performance measures. Maximum describes the greatest number of performance shares that can be earned if “maximum” or greater performance is achieved on all performance measures. The number of performance shares earned would be interpolated in the event that the Company’s cumulative performance varies between threshold and maximum as determined by the Committee.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table displays outstanding option awards and unvested stock awards held by each of the named executive officers at the end of fiscal year 2006. Included is the number of shares underlying both exercisable and unexercisable options, the exercise price for all outstanding option awards and the market value for all unvested stock and equity incentive awards.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards				Stock Awards
							Equity	Equity
							Incentive	Incentive
							Plan Awards:	Plan Awards:
		Number of			Number	Market	Number of	Market or
	Number of	Securities			of Shares	Value of	Unearned	Payout Value
	Securities	Underlying			or Units	Shares or	Shares, Units	of Unearned
	Underlying	Unexercised			of Stock	Units of	or Other	Shares, Units
	Unexercised	Options	Option		That	Stock That	Rights That	or Other
	Options	(# Un-	Exercise	Option	Have Not	Have Not	Have Not	Rights That
	(# Exercisable)	Exercisable)	Price	Expiration	Vested	Vested	Vested	Have Not
Name	(A)	(B)	($)	Date	(#) (C)	($) (C)	(#)(D)	Vested ($) (D)
Anne M. Mulcahy	49,044	—	46.8750	12/31/2008	342,033	5,797,459	640,067	10,849,136
	13,946	—	47.5000	12/31/2009
	60,000	—	21.7812	12/31/2009
	250,000	—	27.0000	12/31/2009
	257,577	—	4.7500	12/31/2010
	1,000,000	—	9.2500	12/31/2011
	934,600	—	10.3650	12/31/2011
	934,600	—	7.8850	12/31/2012
	609,000	—	13.6850	12/31/2011
Lawrence A. Zimmerman	121,500	—	8.9750	12/31/2011	56,034	949,776	172,033	2,915,959
	150,000	—	8.9750	12/31/2011
	187,000	—	7.8850	12/31/2012
	122,000	—	13.6850	12/31/2011
Jean-Noel Machon	2,424	—	47.5000	12/31/2009	34,967	592,691	107,667	1,824,956
	1,212	—	26.6250	12/31/2009
	20,000	—	21.7812	12/31/2009
	93,500	—	10.3650	12/31/2011
	—	50,000	5.1400	12/31/2011
	149,600	—	7.8850	12/31/2012
	61,000	—	13.6850	12/31/2011
	16,000	—	15.2050	12/31/2011
Ursula M. Burns	15,282	—	46.8750	12/31/2008	62,967	1,067,291	241,400	4,091,730
	5,625	—	47.5000	12/31/2009
	40,000	—	21.7812	12/31/2009
	149,600	—	10.3650	12/31/2011
	—	100,000	5.1400	12/31/2011
	280,400	—	7.8850	12/31/2012
	138,000	—	13.6850	12/31/2011
James A. Firestone	10,857	—	47.5000	12/31/2009	56,034	949,776	199,433	3,380,389
	50,000	—	21.7812	12/31/2009
	93,500	—	4.7500	12/31/2010
	121,500	—	10.3650	12/31/2011
	—	50,000	5.1400	12/31/2011
	187,000	—	7.8850	12/31/2012
	122,000	—	13.6850	12/31/2011

____________________

(A)	All stock options for Anne M. Mulcahy and Lawrence A. Zimmerman are 100% vested. There have been no stock options granted by the Company since 2004.

(B)	Unvested stock options for Jean-Noel Machon, Ursula M. Burns and James A. Firestone will vest 100% on October 14, 2007.

(C)	The awards presented in these columns include unvested restricted stock awards granted by the Company to named executive officers on January 1, 2004 and earned, unvested performance share awards granted on January 1, 2005 under E-LTIP. The value of these awards is based on the year end 2006 closing market price of $16.95.

These unvested restricted stock awards vested on January 1, 2007. The earned, unvested performance shares will vest 100% in February 2008 following Committee certification of three-year cumulative performance results.

(D)	The awards presented in these columns consist of unearned performance shares granted at target under the E-LTIP on January 1, 2005 and April 1, 2006 based on the terms of the plan and past experience in achieving performance goals above threshold. The performance period for the 2005 award is January 1, 2005 through December 31, 2007. The performance period for the 2006 award is January 1, 2006 through December 31, 2008. The value of these awards is based on the year end 2006 closing market price of $16.95.

Based on 2006 business results and as certified by the Committee in February 2007, each named executive officer earned a third of his or her 2005 and 2006 grant. For purposes of this table, these shares are reported in columns D as unearned shares as of December 31, 2006.

These columns exclude the grants of 2007 E-LTIP performance shares to be made effective on July 1, 2007, as follows: Anne M. Mulcahy — 487,600; Lawrence A. Zimmerman — 147,700; Jean-Noel Machon — 55,500; Ursula M. Burns — 138,600; and James A. Firestone — 110,900. Also excluded are restricted stock units with five-year cliff vesting granted on April 2, 2007, for retention purposes as follows: Ursula M. Burns — 290,000; and James A. Firestone — 115,000.

Option Exercises and Stock Vested in 2006

The Option Exercises and Stock Vested Table shows amounts realized by the named executive officers on options that were exercised and stock awards that vested during 2006.

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards		Stock Awards
	Number
	of Shares	Value	Number	Value
	Acquired on	Realized on	of Shares	Realized on
	Exercise (#)	Exercise	Acquired on	Vesting
Name	(A)	($) (B)	Vesting (#) (C)	($) (D)
Anne M. Mulcahy (E)	377,023	3,484,974	—	—
Lawrence A. Zimmerman	—	—	24,667	361,742
Jean-Noel Machon	—	—	15,333	224,858
Ursula M. Burns (F)	149,600	1,382,304	27,667	405,737
James A. Firestone	—	—	24,667	361,742
____________________

(A)	This column reflects the total number of shares acquired at exercise.

(B)	The aggregate dollar amount realized upon the exercise of options is based on the difference between the exercise price of the options and the market price upon exercise.

(C)	Shares shown in this column are stock awards that vested under the 2004 E-LTIP. All awards granted under the 2004 E-LTIP are subject to a mandatory holding period. Executives must retain 50% of net shares for the later of one year or until they achieve their required ownership level. For James A. Firestone, receipt of these shares has been deferred until one year after his separation from the Company.

(D)	The aggregate dollar amount realized upon vesting includes the value of shares used to pay taxes.

(E)	On October 27, 2005, Anne M. Mulcahy entered into a pre-arranged sales plan in compliance with Rule 10b5-1 of the Securities and Exchange Act of 1934 (Rule 10b5-1 Plan) to sell in 2006 up to 475,000 shares of Xerox stock acquired through the exercise of stock options. Pursuant to the terms of her 2005 Rule 10b5-1 Plan, Anne M. Mulcahy exercised options and sold 152,963 shares of Xerox stock in 2006. Anne M. Mulcahy entered into a similar Rule 10b5-1 Plan on October 27, 2006 to sell in 2007 up to 257,577 shares of Xerox stock acquired through the exercise of stock options. The Company previously disclosed Anne M. Mulcahy’s 2005 and 2006 Rule 10b5-1 Plans in its SEC filings under the Securities and Exchange Act of 1934.

(F)	On October 27, 2005, Ursula M. Burns entered into a Rule 10b5-1 Plan to sell in 2006 up to 201,481 shares of Xerox stock acquired through the exercise of stock options and the vesting of other stock awards. Pursuant to the terms of her 2005 Rule 10b5-1 Plan, Ursula M. Burns exercised options and sold 149,600 shares of Xerox stock in 2006. Ursula M. Burns entered into a similar Rule 10b5-1 Plan on October 27, 2006 to sell in 2007 up to 280,400 shares of Xerox stock acquired through the exercise of stock options. The Company previously disclosed Ursula M. Burns’ 2005 and 2006 Rule 10b5-1 Plans in its SEC filings under the Securities and Exchange Act of 1934.

Pension Benefits for the 2006 Fiscal Year

The pension table below reflects the actuarial present value for the named executive officer’s total accumulated benefit as of year end under the pension plans in which they participate. See the Defined Benefit Pension Plans section of the “Compensation Discussion and Analysis” for a description of the U.S. and International pension plans.

PENSION BENEFITS FOR THE 2006 FISCAL YEAR

		Number of Years	Present Value of
		of Credited	Accumulated Benefit	Payments During
Name	Plan Name (A)	Service (B)	($) (B) (C)	Last Fiscal Year ($)
Anne M. Mulcahy	Retirement Income Guarantee Plan	30	753,000	—
	Supplemental Executive
	Retirement Plan	30	15,597,000	—
Lawrence A. Zimmerman	Retirement Income Guarantee Plan	4.6	—	—
	Supplemental Executive
	Retirement Plan	9.2	2,825,000	—
Jean-Noel Machon	Xerox International Pension Plan	30.25	9,167,418	—
Ursula M. Burns	Retirement Income Guarantee Plan	25.5	435,000	—
	Supplemental Executive
	Retirement Plan	25.5	1,981,000	—
James A. Firestone	Retirement Income Guarantee Plan	8.5	160,000	—
	Supplemental Executive
	Retirement Plan	8.5	823,000	—
____________________

(A)	Pension benefits are provided to the named executive officers under the Retirement Income Guarantee Plan (RIGP), the Unfunded Retirement Income Guarantee Plan (Unfunded RIGP), the Unfunded Supplemental Executive Retirement Plan (SERP) and for Jean-Noel Machon, the Xerox International Pension Plan. For executive officers qualifying for SERP benefits, the Unfunded RIGP benefit is included in the SERP benefit. The Unfunded RIGP benefit would only come into play on a standalone basis should these executive officers leave Xerox before qualifying for the SERP.

(B)	Lawrence A. Zimmerman is credited with 2 years of benefit service under the SERP formula for each year of actual Xerox service. His service was accelerated to mitigate the pension impact of joining Xerox later in his career. Anne M. Mulcahy also had been subject to an accelerated accrual but since she has 30 years of service, the accelerated accrual has no impact on her benefit.

(C)	All calculations are based on actual pay.

The benefit formulas and assumptions used to calculate these estimates are as follows:

U.S. Pension Plans

The pay used to calculate the RIGP, Unfunded RIGP and SERP benefits is base pay plus actual bonus (bonus is considered for the calendar year in which it is paid). The present value of the accumulated benefit is the present value of the benefit payable at the earliest unreduced retirement age (age 55 for Anne Mulcahy, age 60 for Ursula Burns and James Firestone and current age for Lawrence Zimmerman as he is currently eligible to retire with unreduced benefits) based on the following assumptions: all participants are assumed to elect a lump sum from RIGP; SERP benefits which are not available as lump sums are assumed to be paid as 50% Joint and Survivor annuities; pre-retirement FAS 87 discount rate of 5.90%; no pre-retirement mortality or turnover assumed; post retirement FAS 87 discount rate of 5.90% for SERP and 5.65% for RIGP (due to RIGP lump sum); postretirement mortality is based on the RP 2000 Mortality Table, as developed by the Society of Actuaries (RP 2000 table), with projection for future improvement in mortality (i.e., longer life expectancies than based on the RP 2000 table without adjustment).

RIGP benefits are determined as the greater of a Highest Average Pay formula benefit (1.4% of highest five-year average pay multiplied by benefit service of up to 30 years), a Cash Balance Retirement Account (CBRA) and a profit sharing account that was transferred to RIGP in 1990. Early retirement benefits under RIGP are available for employees who leave Xerox at age 55 with 10 years of service or later and the Highest Average Pay formula is reduced from age 65 (age 62 with 30 years of service) at 5% per year. The RIGP benefits are generally based on total pay, subject to IRS limits on the compensation that can be reflected in a qualified plan.

Unfunded RIGP benefits are generally determined under the same terms as the RIGP benefit except the pay used in the Highest Average Pay formula is not subject to IRS limits and in years in which pay was deferred under the Deferred Compensation Plan for Executives, this deferred compensation was included for the year it was deferred. Unfunded RIGP also provides for an Unfunded RIGP Cash Balance Retirement Account (CBRA). This Unfunded RIGP CBRA provides pay credits on pay in excess of the IRS limits for years 2003 and later and interest on these pay credits while the Highest Average Pay formula reflects all years of service. The purpose of Unfunded RIGP is to replace benefits that cannot be provided in RIGP due to IRS compensation limits.

SERP benefits are determined under a different formula than RIGP and with the same pay used for Unfunded RIGP. The accrual rate and age at which SERP is available can vary. SERP benefits reflect base pay plus bonus (not subject to any limits) and are determined under a formula that provides a benefit of 1-2/3% of five-year Highest Average Pay less 1-2/3% of Social Security multiplied by benefit service of up to 30 years. This basic formula is subject to the following adjustments: SERP participants (those who are not Mid-Career Hires – see explanation below) are entitled to a minimum benefit of 25% of Highest Average Pay less 25% of Social Security. A total benefit is determined by the SERP formula. The total benefit is offset by the RIGP benefit and the remaining benefit is paid from the SERP and referred to as the SERP benefit.

The SERP includes a Mid-Career Hire benefit that applies to a small group of executives including Lawrence A. Zimmerman. The accrual for a Mid-Career Hire is 150% of the regular SERP accrual for a maximum of 20 years. However, there is no minimum SERP benefit for Mid-Career Hires. The Mid-Career Hire retirement eligibility is age 60 with 5 years of service. Lawrence A. Zimmerman receives 2 years of benefit and eligibility service for each year of employment so would meet the age 60 with 5 years of service requirement (see “Years of Credited Service” in Pension Table for purposes of the SERP). His Mid-Career accrual and 2 for 1 benefit service credit accounts for $1,883,000 of the present value noted in the table above.

The SERP benefit will be available to Anne M. Mulcahy upon retirement on or after she attains age 55. Lawrence A. Zimmerman is retirement eligible, as noted above, and upon retirement, would receive his SERP benefit as a 50% Joint and Survivor annuity subject to any required delays to comply with section 409A of the Internal Revenue Code. The other named executives covered by the SERP are eligible to commence SERP benefits upon retirement on or after the attainment of age 60 with 10 years of service. SERP benefits that commence at these ages are not reduced for early commencement. The SERP was originally designed to permit executive officers to retire with unreduced benefits (age 60 instead of the age 62 with 30 years of service or age 65 provisions in RIGP). The SERP, through the Mid-Career benefit, also provides a means to mitigate the loss in retirement benefits from a mid-career change in employment for an executive joining Xerox. These features of the SERP support the attraction and retention of our senior leaders.

International Pension Plan

Assumptions used for the Xerox International Pension Plan include a pre-retirement discount rate of 4.0% per annum; no pre-retirement mortality or turnover assumed. Retirement is assumed to be at the earliest age the individual is eligible for full benefits, that is age 55. The conversion terms at retirement for Jean-Noel Machon are fixed and therefore no postretirement assumptions are required.

The pay used to calculate the Xerox International Pension Plan benefits for Jean-Noel Machon is base pay plus 2/3 of target bonus (not actual bonus) in force at his retirement date. The plan formula targets a total retirement income of 50% pay when combined with State and mandatory benefits. Xerox is committed to providing the value of this income using a fixed conversion factor at age 55 of 21.7 (for converting between pension and lump sum), or the plan assets if greater. His French State and mandatory benefits are taken into account in the calculations. If Mr. Machon leaves Xerox employment for any reason before age 55, he will receive the vested plan assets only which as of December 31, 2006 is $8,999,774.

Non-qualified Deferred Compensation

The Non-qualified Deferred Compensation Table discloses named executive officer withdrawals and earnings and fiscal year end balances under the Xerox Corporation Deferred Compensation Plan for Executives.

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2006 FISCAL YEAR

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	(S) (A)	($) (A)	($) (B)	($)	($) (C)
Anne M. Mulcahy	—	—	214,043	—	2,486,291
Lawrence A. Zimmerman	—	—	—	—	—
Jean-Noel Machon	—	—	—	—	—
Ursula M. Burns	—	—	22,061	—	300,879
James A. Firestone	—	—	—	—	—
____________________

(A)	Deferrals into the Xerox Corporation Deferred Compensation Plan for Executives have not been permitted since 2001.

(B)	A portion of the amount shown for 2006 under “Aggregate Earnings in the Last Fiscal Year” for Ms. Mulcahy and Ms. Burns is also reported in the Summary Compensation Table as above market interest credited to non-qualified deferred compensation balances from compensation that was deferred prior to 2002 as follows: Anne M. Mulcahy — $7,738; Ursula M. Burns — $1,194.

(C)	The aggregate balances include a very small amount of previously reported above market earnings in prior fiscal years. Less than 2% of the amounts shown above were previously reported. Interest is credited at the Prime Rate for a portion of the balances shown above. The portion not credited with the Prime Rate is credited with the Xerox Stock Fund return within the Savings Plan. The annualized effective rate for 2006 in the Prime Rate balances is 7.912%. The Xerox Stock Fund return closely matches the change in Xerox stock price over the year. Participants have the ability to transfer balances between the Xerox Stock Fund return and the Prime Rate return.

Previously, the plan allowed for the deferral of base salary (up to 50%) and bonus and performance units (up to 100%) as long as the compensation would have been payable in cash if not deferred. Participants were required to elect the percentage to be deferred, the investment applicable to the amount deferred and the method of payment. Payments to Anne M. Mulcahy and Ursula M. Burns, based on their elections, will commence in the year of retirement (or year following if retirement is after July 1) and will be paid annually for 10 years and 5 years respectively. Under this plan, there is also an opportunity for in-service hardship withdrawals if approved by the Chief Executive Officer (or by the Board of Directors in the case of a request by the Chief Executive Officer). In the event of a Change in Control, deferred compensation balances will be paid out in a lump sum.

Potential Payments upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each named executive officer in each situation effective December 31, 2006 is listed in the table below.

	Lump
	Sum					Non-
	Payment	Non-			Non-	Qualified	Continuation
	in Lieu	Equity	Equity	Qualified	Qualified	Deferred	of Medical	Excise Tax	Total
	of Salary	Incentive	Incentive	Pension	Pension	Compen-	/ Welfare	and	Termination
	Contin-	Awards	Awards	Benefits	Benefits	sation	Benefits	Gross-up	Benefits
	uance ($)	($)	($)	($)	($)	($)	($)	($)	($)
Anne M. Mulcahy
• Voluntary Termination/
Retirement (A)	—	—	—	569,433	5,794,784	2,486,291	—	—	8,850,508
• Involuntary Termination not for
Cause (B)	1,320,000	1,980,000	9,340,586	569,433	5,794,784	2,486,291	—	—	21,491,094
• Involuntary or Good Reason
Termination after Change in
Control (CIC) (C)	9,867,000	—	44,103,909	569,433	17,215,307	2,486,291	217,517	5,733,234	80,192,691
• Death (D)	—	1,980,000	16,646,595	510,694	4,979,522	2,486,291	3,000,000	—	29,603,102
Lawrence A. Zimmerman
• Voluntary Termination/
Retirement (A)	—	600,000	1,944,589	—	2,777,293	—	—	—	5,321,882
• Involuntary Termination not for
Cause (B)	300,000	600,000	1,944,589	—	2,777,293	—	—	—	5,621,882
• Involuntary or Good Reason
Termination after Change in
Control (CIC) (C)	2,400,000	—	8,124,434	—	3,106,452	—	23,182	1,290,038	14,944,106
• Death (D)	—	600,000	3,865,736	103,456	1,598,157	—	1,800,000	—	7,967,349
Jean-Noel Machon
• Voluntary Termination/
Retirement (A)	587,001	—	—	—	8,999,774	—	—	—	9,586,775
• Involuntary Termination not for
Cause (B)	3,180,875	—	1,155,396	—	8,999,774	—	—	—	13,336,045
• Involuntary or Good Reason
Termination after Change in
Control (CIC) (C)	2,348,006	—	5,179,133	—	8,999,774	—	6,127	273,660	16,806,700
• Death (D)	2,918,108	—	2,417,646	—	8,999,774	—	—	—	14,335,528
Ursula M. Burns
• Voluntary Termination/
Retirement (A)	—	—	—	358,227	1,046,331	300,879	—	—	1,705,437
• Involuntary Termination not for
Cause (B)	480,000	640,000	2,389,391	358,227	1,046,331	300,879	—	—	5,214,828
• Involuntary or Good Reason
Termination after Change in
Control (CIC) (C)	2,560,000	—	10,317,533	358,227	2,448,707	300,879	54,775	2,350,267	18,390,388
• Death (D)	—	640,000	5,159,021	281,400	626,944	300,879	1,920,000	—	8,928,244
James A. Firestone
• Voluntary Termination/
Retirement (A)	—	—	—	145,610	351,114	—	—	—	496,724
• Involuntary Termination not for
Cause (B)	300,000	600,000	2,060,697	145,610	351,114	—	—	—	3,457,421
• Involuntary or Good Reason
Termination after Change in
Control (CIC) (C)	2,400,000	—	8,954,929	145,610	1,858,449	—	83,889	2,304,852	15,747,729
• Death (D)	—	600,000	4,330,166	116,249	203,350	—	1,800,000	—	7,049,765

____________________

(A)	Anne M. Mulcahy, Jean-Noel Machon, Ursula M. Burns and James A. Firestone are not retirement eligible. Assuming voluntary termination on December 31, 2006, there would be no payments due Ms. Mulcahy, Ms. Burns and Mr. Firestone other than vested pension benefits and deferred compensation payouts if applicable. Jean-Noel Machon would be entitled to his vested pension benefits and payment for six months of salary calculated using his December 31, 2006 base salary ($345,295) and six months pro-rated bonus calculated at target ($241,706). Lawrence A. Zimmerman is retirement eligible. Assuming retirement on December 31, 2006, Mr. Zimmerman would be entitled to a bonus (“Non-Equity Incentive Award”) for 2006 performance. The amount shown above reflects payout at target. In addition, Mr. Zimmerman would be eligible to receive pro-rated performance shares and restricted stock units based on the number of full months of service from date of grant under the terms of the E-LTIP, and vested pension benefits.

(B)	Assuming involuntary termination under the terms of the Company’s separation policy, Anne M. Mulcahy, Lawrence A. Zimmerman, Ursula M. Burns and James A. Firestone would be eligible for salary continuance payments based on their years of service in accordance with this policy as follows: Anne M. Mulcahy – 52 weeks; Lawrence A. Zimmerman – 26 weeks; Ursula M. Burns – 39 weeks; and James A. Firestone – 26 weeks. The amounts reported in the table above assume salary continuance is paid as a lump sum. In addition, Anne M. Mulcahy, Lawrence A. Zimmerman, Ursula M. Burns, and James A. Firestone would be entitled to a bonus payment (“Non-Equity Incentive Award”) for 2006 performance, shown at target. Jean-Noel Machon would be eligible for payments in accordance with the collective redundancy program in France. These payments include 24 months of earnings calculated using the last 12 months of actual earnings and paid as a lump sum. This payment would include base salary ($1,371,118), bonus based on the previous year’s bonus payment ($844,798), car allowance ($67,182) and housing allowance ($310,776). Mr. Machon would also be entitled to receive payment for a six month notice period based on his December 31, 2006 base salary ($345,295) and six months pro-rated bonus at target ($241,706). In addition, all of the named executive officers would be entitled to pro-rated performance shares and restricted stock units based on the number of full months of service from the date of grant per the terms of the E-LTIP, their deferred compensation balance, if any, and vested pension benefits.

(C)	Assuming Involuntary or Good Reason Termination in the event of a Change In Control (CIC), per the terms of the CIC Agreement and as noted in the section on Change in Control in the “Compensation Discussion and Analysis”, Anne M. Mulcahy, Lawrence A. Zimmerman, Jean-Noel Machon, Ursula M. Burns and James A. Firestone would be eligible for a lump sum payment in lieu of compensation continuance in the amount of 2.99 times annual compensation (base pay and bonus) for Ms. Mulcahy and two times annual compensation for all other named executives, accelerated vesting and immediate payout of outstanding stock options and automatic vesting of unvested performance shares at target and restricted stock units, accelerated pension benefits under the non-qualified plans (value of benefit paid as a lump sum), deferred compensation balance, if any, gross-up payment if the total payments are subject to excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, and continuation of certain welfare benefits for a period of 36 months for Anne M. Mulcahy and 24 months for all other named executives.

(D)	Following death, the estates for Anne M. Mulcahy, Lawrence A. Zimmerman, Ursula M. Burns and James A. Firestone would be entitled to receive payment of 2006 bonus, accelerated vesting of performance shares at target and restricted stock units, deferred compensation balance, if any, a life insurance benefit, and vested qualified and non-qualified pension benefits. Subject to certain eligibility conditions, the pension death benefit is generally a 50% survivor annuity. Following death, Jean-Noel Machon’s estate would be entitled to receive 2.25 times his previous 12 months earnings which would include base salary ($1,542,508), bonus based on previous year’s bonus payment ($950,398), car allowance ($75,580) and housing allowance ($349,623). In addition, Mr. Machon would be entitled to accelerated vesting of his performance shares and restricted stock units, and his vested pension benefit.

Equity Incentive Awards

The value of the equity awards presented in this table are based on the year end 2006 closing market price of $16.95.

Termination Following Disability

Assuming termination following disability on December 31, 2006, all named executive officers would be eligible for prorated performance shares and restricted stock units based on the number of full months of service from the date of grant, their deferred compensation balance, if any, and vested pension benefits as shown for “Voluntary Termination/Retirement.” Lawrence A. Zimmerman is retirement eligible and would also receive additional payments as presented under “Voluntary Termination/ Retirement” excluding the payment of his 2006 bonus (“Non-Equity Incentive Award”). Jean-Noel Machon would be entitled to receive 4.5 times his previous 12 months earnings which would include base salary ($3,085,016), bonus based on previous year’s bonus payment ($1,900,796), car allowance ($151,160) and housing allowance ($699,246), for a total disability payment of $5,836,218.

Involuntary Termination for Cause

Assuming involuntary termination for cause, there would be no payments due to Anne M. Mulcahy, Lawrence A. Zimmerman, Ursula M. Burns and James A. Firestone other than their deferred compensation balance, if any, and vested pension benefits as shown for “Voluntary Termination/Retirement.” Jean-Noel Machon would be entitled to the same payments provided to him in the event of his involuntary termination not for cause except he would not receive the prorated performance shares and restricted stock units. All stock options and unvested shares would be immediately cancelled upon termination for cause for all named executive officers.

Non-qualified Pension Benefit

In the event of a change in control, the non-qualified pension amounts shown in the table above for Anne M. Mulcahy, Lawrence A. Zimmerman, Ursula M. Burns and James A. Firestone represent the lump sum payments that would be paid for all non-qualified pension benefits. These amounts were calculated as specified in the Unfunded Supplemental Executive Retirement Plan based on the present value of future benefits using the minimum required interest rate and mortality for qualified plan lump sum payments. These benefits would not be paid as a lump sum without the occurrence of a change in control. The present value of the benefits payable upon an event other than a change in control represents the present value of the accumulated benefits for each participant. Since these amounts are not paid as lump sums, the required section 280G assumptions have been used to express these benefits as a present value. These present values are based on assumed termination of employment on December 31, 2006. Upon termination, the annual non-qualified benefits for recipients not yet age 55 would be payable at age 65 as a single life annuity.

Other Payments

Similar to other employees of the Company, only executives who are retirement eligible, based on age and actual years of service, would receive retiree health care benefits. None of the named executive officers would be eligible for retiree health care benefits if they separated from Xerox on December 31, 2006. Also, like other employees, the named executive officers would be eligible for payment of all earned and accrued but unused vacation due as of the date of the separation (or last day worked prior to salary continuance) under the terms of the Company’s vacation policy.

Equity Compensation Plan Information

The Equity Compensation Plan Information Table provides information as of December 31, 2006, with respect to shares of Xerox common stock that may be issued under our existing equity compensation plans, including the Xerox Corporation 2004 Performance Incentive Plan (2004 Plan); the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan); the Xerox Corporation Long-Term Incentive Plan (1991 Plan); the Xerox Corporation 1996 Non-Employee Director Stock Option Plan (1996 Plan); the Xerox Corporation 1998 Employee Stock Option Plan (1998 Plan); the Xerox Mexicana, S.A. de C.V. Executive Rights Plan (Mexico Plan); and the Xerox Canada Inc. Executive Rights Plan (Canada Plan).

EQUITY COMPENSATION PLAN INFORMATION

	A	B	C
Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-Average	under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding Options	(Excluding Securities
Plan Category	Options and Rights	and Rights	Reflected in Column A)
Equity Compensation Plans Approved by
Shareholders(1)	58,766,935	18.5156	43,004,429 (3)
Equity Compensation Plans Not Approved by
Shareholders(2)	1,713,476	19.9212	0 (3)
Total	60,480,411 (4)	18.5554	43,004,429 (5)
____________________

(1)	Consists of the 2004 Plan, 2004 Directors Plan, 1991 Plan, 1996 Plan and 1998 Plan.

(2)	Consists of the Mexico Plan and the Canada Plan.

(3)	The 1998 Plan was discontinued as of May 21, 2003; and the 1991 Plan, 1996 Plan, Mexico Plan and Canada Plan were discontinued as of May 20, 2004. No further grants can be made under these plans. However, any shares that are cancelled, forfeited, or lapse under the 2004 Plan, 1991 Plan, 1998 Plan, Mexico Plan and Canada Plan become available again for issuance under the 2004 Plan. Any shares that are cancelled, forfeited or lapse under the 2004 Directors Plan become available again for issuance under the 2004 Directors Plan.

(4)	There are an additional 13,206,599 full-value shares of stock and units outstanding as of 2006 fiscal year end.

(5)	Any full-value shares issued in connection with the 2004 Plan and the 2004 Directors Plan are counted against this limit at the rate of 1.667 shares for each one (1) share issued. As anticipated, if all remaining shares were issued as full-value shares, approximately 25,797,498 shares would be available for issuance as of fiscal year end.

Xerox Mexicana, S.A. de C.V. Executive Rights Plan

The Mexico Plan, which was discontinued in May 2004 following shareholder approval of the 2004 Plan, provided for the granting of stock rights for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the General Director or Executive Director and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service.

Xerox Canada Inc. Executive Rights Plan

The Canada Plan, which was discontinued in May 2004 following shareholder approval of the 2004 Plan, provided for the granting of stock rights and other related vehicles for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the President or a Vice President of Xerox Canada Inc. and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service.

Litigation

Miller, et al. v. Allaire, et al.: Following the voluntary dismissal without prejudice of In re Xerox Derivative Actions in the Supreme Court of the State of New York, County of New York, the plaintiffs purportedly brought a substantially similar putative shareholder derivative action in Connecticut Superior Court, Judicial District of Stamford-Norwalk at Stamford in the name of and for the benefit of the Company, which was named as a nominal defendant, and its public shareholders against several current and former members of the Board of Directors including William F. Buehler, B.R. Inman, Antonia Ax:son Johnson, Vernon E. Jordan, Jr., Yotaro Kobayashi, Hilmar Kopper, Ralph Larsen, George J. Mitchell, N.J. Nicholas, Jr., John E. Pepper, Patricia Russo, Martha Seger, Thomas C. Theobald, Paul Allaire, G. Richard Thoman, Anne Mulcahy and Barry Romeril, and KPMG LLP. This action was based on substantially the same allegations and sought substantially the same relief as the discontinued action. The complaint alleged that each of the director defendants breached their fiduciary duties to the Company and its shareholders by, among other things, ignoring indications of a lack of oversight at the Company and the existence of flawed business and accounting practices within the Company’s Mexican and other operations; failing to have in place sufficient controls and procedures to monitor the Company’s accounting practices; knowingly and recklessly disseminating and permitting to be disseminated, misleading information to shareholders and the investing public; and permitting the Company to engage in improper accounting practices. The plaintiffs further alleged that each of the director defendants breached his/her duties of due care and diligence in the management and administration of the Company’s affairs and grossly mismanaged or aided and abetted the gross mismanagement of the Company and its assets. The complaint also asserted claims of negligence, negligent misrepresentation, breach of contract and breach of fiduciary duty against KPMG. Additionally, plaintiffs claimed that KPMG is liable to Xerox for contribution, based on KPMG’s share of the responsibility for any injuries or damages for which Xerox is held liable to plaintiffs in related pending securities class action litigation. On behalf of the Company, the plaintiffs sought a judgment declaring that the director defendants violated and/or aided and abetted the breach of their fiduciary duties to the Company and its shareholders; awarding the Company unspecified compensatory damages against the director defendants, individually and severally, together with pre-judgment and post-judgment interest at the maximum rate allowable by law; awarding the Company punitive damages against the director defendants; awarding the Company compensatory damages against KPMG; and awarding plaintiffs the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees. Plaintiffs also demanded injunctive relief from the indemnification of six former officers for disgorgements imposed pursuant to their respective settlements with the SEC and related legal fees. On November 23, 2005, defendants filed a motion to dismiss and a separate motion for partial summary judgment. On May 24, 2006, the Court issued a decision denying the Xerox defendants’ motion for partial summary judgment but granting all defendants’ motions to dismiss the complaint. On June 13, 2006, plaintiffs filed a motion seeking to reargue the Court’s May 24, 2006 decision granting defendants’ motions to dismiss, but withdrew the motion on September 11, 2006. Plaintiffs’ time to appeal has expired. Separately, on or about June 9, 2006, plaintiffs purported to serve a new copy of their Third Consolidated and Amended Complaint from the previously dismissed action, captioned In re Xerox Corporation Derivative Actions, that had been pending in the Supreme Court of the State of New York. On June 28, 2006, the Xerox defendants rejected and returned plaintiffs’ delivery of this complaint as untimely. The individual defendants deny any wrongdoing.

Indemnification Actions

The Company’s By-Laws provide for indemnification of officers and directors to the full extent permitted by New York law. Consistent with these By-Laws, in connection with the derivative action mentioned above as well as In re Xerox Corporation Securities Litigation; Carlson v. Xerox Corporation, et al.; Florida State Board of Administration, et al. v. Xerox Corporation, et al.; In re Xerox Corp. ERISA Litigation; National Union Fire Insurance Company v. Xerox Corporation, et al.; Miron v. Microsoft Corporation, et al.; and the India matter described in Note 16 — Contingencies in the 2006 Annual Report to Shareholders accompanying this Proxy Statement, the Company has advanced counsel fees and other reasonable fees and expenses, actually and necessarily incurred by the present and former directors and officers who are involved, and the Company has advanced, since the previous report to shareholders as to these fees and expenses, an aggregate of approximately $544,565. Each of the individuals is required, in accordance with the requirements of the Business Corporation Law of the State of New York (BCL), to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s By-Laws and the BCL.

Directors and Officers Liability Insurance and Indemnity

On August 18, 2006, the Company renewed its policies for directors and officers liability insurance. The policies are issued by Federal Insurance Company, XL Specialty Insurance Company, St. Paul Mercury Insurance Company, Twin City Fire Insurance Company, U.S. Specialty Insurance Company, Arch Specialty Insurance Company and ACE American Insurance Company, Allied World Assurance Company and Axis Reinsurance Company. The policies expire August 18, 2007, and the total annual premium is $4,888,242.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all reports for the Company’s directors and executive officers that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ELEVEN (11) DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to act as independent auditors of the Company for 2007. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2006 and 2005, were ($ in millions):

	2006	2005
Audit Fees	$23.7	$24.5
Audit Related Fees	1.7	1.3
Tax Fees	1.4	1.3
All Other Fees	0.1	0.0
Total Fees	$26.9	$27.1

Audit fees for the years ended December 31, 2006 and 2005, were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board, statutory and subsidiary audits, assistance with review of documents filed with the SEC, consents, comfort letters, international filings and other services required to be performed by our independent auditors.

Audit Related fees for the years ended December 31, 2006 and 2005, were for assurance and related services associated with employee benefit plan audits, information systems control reviews, due diligence reviews, special reports pursuant to agreed upon procedures and other attest services.

Tax fees for the years ended December 31, 2006 and 2005, were primarily for services related to tax compliance.

All Other fees were primarily associated with attendance at accounting seminars, benchmarking services and research materials.

In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by, PwC were pre-approved by the Audit Committee.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” on page 7 and can also be found on our website at www.xerox.com/corporategovernance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

  Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2006 with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

  Discussed with PwC the matters required to be discussed by SAS 61, SAS 89 and SAS 90; and

  Received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PwC that firm’s independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing by the Company with the SEC.

Richard J. Harrington, Chairman
Glenn A. Britt
William Curt Hunter
Robert A. McDonald

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2007.

PROPOSAL 3 — ADOPTION OF AMENDMENT NO. 1 TO THE 2007 AMENDMENT AND RESTATEMENT OF THE 2004 PERFORMANCE INCENTIVE PLAN

Background

The Board of Directors believes that the future success of Xerox will depend, in large measure, on its ability to attract, retain and motivate executives with outstanding training, experience and ability. The Company must compete throughout the world with other corporations and institutions in recruiting and retaining superior management and executive talent.

In 2004, the Board of Directors and its Compensation Committee (Committee) determined that the adoption of a new incentive plan was necessary to give the Company the flexibility and advantages needed to adapt its compensation practices to today’s changing marketplace. The new incentive plan was designed to:

  Consolidate all current employee equity programs under one new shareholder-approved plan;

  Provide the Company with the ability to issue annual and long-term performance-based awards in order to attract, retain and motivate key employees;

  Assure that the Company will be entitled to claim a tax deduction on awards;

  Promote strong alignment between shareholder interests and management objectives;

  Continue to foster stock ownership;

  - Apart from the 2004 Performance Incentive Plan provisions, the Compensation Committee had also implemented stock ownership guidelines and mandatory holding requirements for equity acquired under the Executive Long-Term Incentive Program.

  Adhere to strict principles of corporate governance.

After reviewing the Company’s corporate governance policies and practices, the Board also believed it was appropriate to adopt a plan that reflected a number of key governance provisions and plan features that align with shareholder interests. As such, the plan included a number of “best practice” provisions, including:

  The replacement of the annual “evergreen” allocation provision with a fixed allocation of shares over the term of the plan;

  The elimination of the Company’s ability to grant shares in the future under any plan which has not been approved by Xerox shareholders;

  The continued prohibition of repricing of options without shareholder approval;

  A discounted “share reduction” formula in the pool of available shares upon the issuance of any shares in connection with options or stock appreciation rights (SARs) whereby the issuance of one share reduces the pool of available shares by 0.6 shares;

  A minimum vesting period of three years for restricted stock unless the award is performance-based, in which case the vesting period shall be no less than one year;

  The exclusion of “reload” options; and

  The requirement that plan amendments of a material nature will require shareholder approval.

It is the Company’s intent to also prohibit the repricing of stock appreciation rights (SARs) without shareholder approval.

Accordingly, the Board of Directors as well as shareholders approved the 2004 Performance Incentive Plan (2004 Plan). The 2004 Plan provides for both long-term and short-term (annual) incentives. The 2004 Plan replaced (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan; (iii) the Xerox Executive Performance Incentive Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan; and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan.” Upon adoption of the 2004 Plan by shareholders, the Plan became effective on May 20, 2004, and no further grants were to be made under any Predecessor Plan. The Compensation Committee has made various non-material changes to the 2004 Plan since its adoption by shareholders. The 2004 Plan was last amended in February 2007, and is now referred to as the 2007 Amendment and Restatement of the 2004 Plan. All such changes to the 2004 Plan are reflected in the attached copy of the current plan document.

The Board recognizes that no new grants or awards may be made after January 1, 2008 under the 2004 Plan, and, as such, has approved the adoption of Amendment No. 1 to the 2007 Amendment and Restatement of the 2004 Plan (the “Amended Plan” and, together with the 2004 Plan, the “Plan”). This amendment is a material amendment requiring shareholder approval. The Board of Directors believes that it is important for Xerox to provide short-term and long-term incentive compensation to its employees. Failure to offer such components of pay would represent major obstacles to attracting and retaining an appropriate workforce at Xerox. It is proposed that the ability to award grants under the Plan shall be extended to April 30, 2012 according to the Amended Plan. Although the term of the Plan is being extended for a period of four years and four months, the adoption of the Amended Plan does not provide for an increase in the number of shares available under the Plan.

A summary description of the Plan, as amended, follows. This description is qualified in its entirety by reference to the text of the Amended Plan that is attached to this proxy statement as Exhibit I.

Shares Available Under the Plan

Under the 2004 Plan, a total number of 10.0 million shares of Common Stock1, par value $1.00 per share, of the Company (“Common Stock”) are available for issuance over the life of the 2004 Plan provided that any shares issued in connection with options and stock appreciation rights (“SARs”) are counted against this limit as 0.6 shares for each one (1) share issued. In addition, any shares available for grant under any Predecessor Plan on May 20, 2004 not subject to outstanding awards are available for issuance under the 2004 Plan. Moreover, any shares underlying awards outstanding after May 20, 2004 under any Predecessor Plan that are cancelled, are forfeited or lapse become available for issuance under the 2004 Plan.

As of May 24, 2007, approximately 25.3 million shares2 are expected to be available for issuance under the Amended Plan, taking into account all transfers under any Predecessor Plan.

In determining the number of shares available, the following are not counted against shares available for issuance under the Plan: (i) settlement of stock appreciation rights (SARs) in cash or any form other than shares, and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are used by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any affiliate of, or in substitution for, outstanding awards previously granted by an acquired company are also not counted against the shares available for issuance under the Plan.

In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, forfeited or lapse become eligible again for issuance under the Plan. In addition, shares withheld or tendered to pay taxes under the Plan provisions, and shares tendered to exercise stock options, are treated as shares again eligible for issuance under the Plan.

In no event, however, except as subject to adjustment in the case of a corporate change, will more than (a) 10.0 million shares of Common Stock be available for issuance pursuant to the exercise of incentive stock options (ISOs) awarded under the Plan; and (b) 15.0 million shares of Common Stock will be made the subject of awards under any combination of awards (other than cash awards) to any single individual over the life of the Plan, of which no more than 10.0 million may be shares of restricted stock. SARs whether paid in cash or shares of Common Stock will be counted against the individual reserve limitation.

Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares will be issued under the Plan. Cash may be paid in lieu of any fractional shares in payments of awards under the Plan.

In the event of changes in the outstanding Common Stock of the Company or other changes affecting shares, the Plan provides for appropriate adjustments in the number of shares available for issuance and covered by outstanding awards and/or in the price per share for outstanding awards.

Administration of the Plan

The Plan is administered by the Committee of the Board or such other independent committee appointed by the Board of Directors. The Committee is comprised entirely of non-employee members of the Board of Directors, who are qualified to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (Section 162(m)), and (c) any rules and regulations of a stock exchange on which Common Stock of the Company is listed. The Committee has full and exclusive power, within the limitations set forth in the Amended Plan, to make all decisions and determinations regarding the selection of participants and the granting of awards, establishing the terms and conditions relating to each award, adopting rules, regulations and guidelines for carrying out the Plan’s purposes, and interpreting and otherwise construing the Plan. Except for the power to amend and except as may otherwise be required under applicable NYSE Rules, the Compensation Committee may delegate to one or more officers of the Company all of its powers under

____________________

1	10.0 million reflected the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 16.7 million.

2	25.3 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 42.2 million.

the Plan other than determinations regarding awards made to employees who are subject to Section 16 of the 1934 Act, or who are, or may become, subject to the Section 162(m) compensation deductibility limit, subject to such conditions and restrictions as the Compensation Committee may establish from time to time.

The Compensation Committee may amend the Plan as it deems necessary, provided that no amendment may be made without the approval of shareholders if such amendment would cause the Plan to not comply with Code Section 162(m), the Code rules relating to ISOs, or the New York Business Corporation Law. No such amendments may adversely affect any outstanding awards under the Plan without the consent of the holders thereof. Notwithstanding the foregoing, an amendment that constitutes a “material revision,” as defined by the NYSE Rules must be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the Plan provision prohibiting repricing of options without shareholder approval will be considered a material revision and would require shareholder approval.

The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously made awards will remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan. Absent any prior termination, no awards or grants can be made after April 30, 2012 under the Amended Plan.

Eligibility

Any employee of the Company or of any entity which is controlled by the Company or in which the Company has a significant equity interest is eligible to receive an award under the Plan. Awards may be granted to employees who are foreign nationals or employed outside the United States on such terms as may be necessary or desirable, in the judgment of the Compensation Committee, to assure the viability of such awards consistent with the Plan’s purpose. The Compensation Committee also has the authority to cancel certain awards in the case of an employee’s non-performance or upon engaging in detrimental activity as described in the Amended Plan.

Types of Awards

The Plan provides flexibility in structuring long-term incentive awards for various groups and levels of executives and other participants. The flexibility will continue to permit the Company to grant one form of award or a combination of awards to one level of executives while using another award type or mix for others. With the exception of cash awards, all awards under the Plan are denominated in shares, or consist of actual shares of Common Stock of the Company. Thus, the most significant components of the Plan will reward participants directly in concert with the returns realized by shareholders and increased shareholder value.

Stock Options—Stock options constitute rights entitling their holders to purchase shares of the Company’s Common Stock during a specified period at a purchase price that is not less than 100% of Fair Market Value on the effective date of grant. Fair Market Value for purpose of the Amended Plan means the closing price of Common Stock on such date of grant or such closing price for the first preceding date on which there are trades if no trades occur on such effective grant date. Any stock option granted in the form of an incentive stock option (ISO) will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Compensation Committee may permit from time to time. Such payment may include tendering shares of Common Stock (either constructively or by attestation) or surrender of a stock award (in either case valued at the market value at the time of exercise) or surrender of a cash award, or a combination of methods. A repricing of a stock option will be allowed by the Compensation Committee only with the approval of the Company’s shareholders to the extent required under the NYSE Rules. For this purpose, a “repricing” is defined as described in the NYSE Rules. In addition, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.”

Stock Appreciation Rights—Stock appreciation rights (SARs) entitle their recipients to receive payments in cash, shares or a combination as determined by the Compensation Committee. Any such payments represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation is measured by the excess of the market value at the time of exercise over the Fair Market Value of the Company’s Common Stock on the effective date of the grant of SARs. It is the intent of the Compensation Committee not to allow the repricing of SARs without shareholder approval to the extent required under the NYSE rules.

Stock Awards—Stock awards may constitute actual shares of Common Stock or may be denominated in stock units. Stock awards may be subject to such restrictions and contingencies regarding vesting and eventual payment as the Compensation Committee shall from time to time determine.

Cash Awards—Cash Awards may be any of the following:

(i) an annual incentive award in connection with which the Compensation Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees (as defined in the Plan), comply with the Plan requirements relating to performance-based awards under Section 162(m) of the Internal Revenue Code; or

(ii) a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Compensation Committee, and as set forth in the award agreement including, but not limited to, continuous service with the Company, achievement of specific business objectives and other measurement of individual, business unit or Company performance.

(iii) Cash Awards to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant, such limits being applicable to each twelvemonth performance period established by the Compensation Committee under the Plan.

The Compensation Committee has discretion with respect to any award granted under this Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are: (a) clearly set forth in the grant agreement or other grant document; and (b) fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

Awards (other than annual incentive cash awards) will be evidenced by agreements approved by the Compensation Committee which set forth the terms and conditions of each award. Awards may be granted singly, in tandem with or in replacement or as alternatives for other awards, including awards made under other plans.

The Compensation Committee may provide that awards (other than cash awards) under the Plan earn dividend equivalents, to be paid currently or at a later date or dates, subject to such conditions as the Compensation Committee may also establish. In addition, except as otherwise provided in the plan provisions relating to Section 409A, award payments may also be deferred as determined by the Compensation Committee. Such deferral settlements may include the crediting of (a) dividend equivalents if denominated in stock awards or (b) interest if denominated in cash.

Generally, all awards under the Plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards generally can be exercised only by him or her. However, the Compensation Committee may provide that any award of non-qualified stock options may be transferable by the recipient to family members or family trusts established by the recipient. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Plan upon the participant’s death. Awards granted, and shares issued in conjunction with the settlement of any award under the Plan may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods as the Compensation Committee may determine.

Additional Information Applicable to Certain Performance-Based Awards

Performance-based awards made to certain senior executives are made by the Compensation Committee within the time period required under Section 162(m) for the establishment of performance goals and specify, among other things, the performance period(s) for such award (which will be not less than one year), the performance criteria and the performance targets. The performance criteria will be any one or more of the following as determined by the Compensation Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, document processing profit, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, economic value-added measures, return on assets, pre- or post-currency revenue, pre- or post-currency performance profit, profit before tax, profit after tax, revenues, stock price and return on sales. Payment or vesting of awards to such employees will be contingent upon satisfaction of the performance criteria and targets as certified by the Compensation Committee by resolution of the Compensation Committee. To the extent provided at the time of an award, the Compensation Committee may in its sole discretion reduce any award to any employee receiving such an award to any amount, including zero. Any performance-based awards made may include annual incentive awards and long-term awards.

Change in Control

Upon the occurrence of a change in control of the Company, as defined in the Plan, all equity awards granted before February 15, 2007 will fully vest. In the case of awards granted on or after February 15, 2007, awards will fully vest following a change in control only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for “good reason,” as defined in the Plan. The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price (as defined in the Plan, and discussed below), (ii) in the case of SARs, the difference between the per share strike price of the SAR and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a change in control, the pro rata value of such awards or such higher amount as determined by the Compensation Committee, without regard to the performance criteria, if any, applicable to such award; and (iv) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a change in control: (aa) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (bb) where the cash award is payable in shares of Common Stock, the CIC Price.

“CIC Price” means, in the case of an award granted before February 15, 2007, the higher of (1) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (2) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports. In the case of an award granted on or after February 15, 2007, “CIC Price” means either (1) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (2) if the change in control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

Section 409A Compliance

The Plan contains provisions providing for the tax treatment, payment and payment delays of amounts determined to be deferred payments for purposes of Section 409A of the Internal Revenue Code.

Federal Tax Aspects of the Plan

The Company believes that under the present law, the following are the federal tax consequences generally arising with respect to awards granted under the Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied. With respect to other awards granted under the Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. Different tax rules may apply with respect to participants who are subject to Section 16 of the 1934 Act.

Additional Information

Reference is made to other sections of this proxy statement regarding executive compensation, particularly the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables, footnotes and narratives. The closing price of the Company’s Common Stock as reported on New York Exchange Composite Transactions on March 30, 2007, was $16.89.

To be adopted, the proposed plan amendment must be approved by the holders of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT NO. 1 TO THE AMENDED 2007 PERFORMANCE INCENTIVE PLAN.

PROPOSAL 4 — SHAREHOLDER PROPOSAL RELATING TO ADOPTION OF A VENDOR CODE OF CONDUCT

Domini Social Investments, 536 Broadway, New York, NY 10012-3915 (Domini) and As You Sow, 311 California Street, San Francisco, CA 94104, as representative of shareholder Thomas Van Dyck (Van Dyck), who have advised the Company that Domini and Van Dyck are each the beneficial owner of the Company’s Common Stock representing more than $2,000, have submitted the following proposal:

Whereas:

Reports of human rights violations in the overseas subsidiaries and suppliers of some U.S.- based corporations has increased public awareness of the problems of child labor, sweatshop conditions and the denial of basic labor rights.

As investors, we believe it is prudent for Xerox to establish incentives to encourage its suppliers and vendors to raise labor standards. Human rights violations in the workplace can damage our company’s reputation, lead to the loss of brand value or result in costly litigation.

Reports by CAFOD, a Catholic relief agency (www.cafod.org.uk), and F&C Asset Management, a leading UK-based money manager, highlighted serious labor problems in the global electronics supply chain (http://www.fandc.com). According to business school Professor S. Prakash Sethi, an expert in supply chain labor conditions, “overtime abuse is just as bad in the high-tech industry as it is in the garment industry, and the hazardous-materials issue is even worse.”

Our company is exposed to these risks through the external vendors that assemble and manufacture portions of our company’s products around the world. If allegations surface concerning poor labor conditions in our company’s supply chain, it may damage our company’s good name, and have a negative impact on shareholder value.

A number of our company’s competitors have adopted codes of conduct for vendors, addressing such issues as child labor, forced labor and freedom of association. Xerox has not publicly disclosed any such code. We believe these codes should be based on the United Nations’ International Labor Organizations’ (ILO) core labor standards and the United Nations Norms on the Responsibilities of Transnational Corporations with Regards to Human Rights. (http://www1.umn.edu/humanrts/ links/commentary-Aug2003.htm)

We believe that a credible code compliance program includes independent monitoring, a transparent verification process and regular public reporting of monitoring results.

Resolved:

Shareholders request the Board of Directors to:

1.	Amend our company’s standard purchase contracts and supplier code, based on the ILO standards,

2.	Establish a credible monitoring process that assesses adherence to these standards and,

3.	Prepare an annual report, at reasonable cost, omitting proprietary information, on adherence to the amended code, the first such report to be completed by December 2007.

Supporting Statement

1.	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

2.	Worker representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Convention 100 and 111).

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105).

5.	There shall be no use of child labor. (ILO Convention 138 and 182).

BOARD OF DIRECTORS RECOMMENDATION

The Company’s Board of Directors does not believe that it is in the best interest of our shareholders to implement the proposal for the following reasons and recommends a vote “against” this proposal.

The Company believes that management is in the best position to manage its relationships with its vendors throughout the world in order to promote principles of human rights in the workplace. Accordingly, the Company has adopted the Electronics Industry Code of Conduct (EICC) to set standards for our vendors throughout our supply chain. The EICC is based on recognized standards and principles such as the United Nations’ International Labour Organization (ILO) core labor standards and its Universal Declaration of Human Rights while maintaining a focus on the industry in which the Company operates. We believe active participation in the EICC, including engagement of our supply chain partners, directly addresses the very same concerns being raised via the shareholder proposal. In addition to setting standards, the EICC contains provisions for monitoring and auditing for compliance throughout the Company’s supply chain. Through the EICC, the Company applies consistent standards to its vendors in a responsible manner. The EICC provides the additional benefit of coordinating standards and compliance with other companies in the technology industry. These other EICC member companies share our interest in ensuring high standards of ethics and human rights across the information technology supply chain while taking into account local laws and regulations.

The Company conducts business in many locations throughout the world. The cultural and business norms and the laws applicable to such vendors and their industries vary greatly. Therefore, the Company may not be able to address all applicable local laws, regulations and cultural norms through one formal vendor code of conduct of its own applied to all of its vendors in its supply chain. Thus, the Company strives to address issues relating to workplace human rights in the most appropriate means with respect to a particular vendor by applying standards such as those contained in the EICC.

The Company is committed to conducting its business in accordance with principles of human rights in the workplace. This applies to the human rights of the Company’s own employees and those of its vendors. The Company already has various practices, policies and programs that support the Company’s commitment to human rights and help ensure compliance in the Company’s operations around the world, including its relationships with vendors. These initiatives are reviewed and enhanced on an ongoing basis. Through these reviews, the Company believes it has conducted its business in a manner consistent with such principles and that it will continue to do so in the future.

The Company makes on-site visits to all new vendors that support the Company’s manufacturing before they are permitted to conduct business with the Company. In addition, to monitor compliance with its standards, the Company conducts on-site audits of each of its primary vendors every one to three years depending on the scope of such vendor’s relationship with the Company. Approximately 80% of the Company’s spending with respect to the production of Xerox devices comes from 39 suppliers located throughout the world. These suppliers are assessed regularly to measure compliance against the Company’s standards and applicable local laws. In 2007, the Company anticipates conducting on-site audits at the facilities of each of these 39 key suppliers. Additionally, the Company shall conduct on-site audits for various other vendors in the Company’s supply chain.

In 2006, the Company published a report entitled the 2006 Report on Global Citizenship (Citizenship Report), which includes a discussion of corporate social responsibility with respect to labor relations throughout the world. A copy of the Citizenship Report is available to the public on the Company’s website at www.xerox.com/citizenship.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

OTHER MATTERS

Other Actions at Meeting

The Board of Directors does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Information About this Solicitation of Proxies

In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies without extra remuneration. We also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. We have engaged D.F. King & Co., Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay D.F. King & Co., Inc. a fee of $13,000 plus reimbursement of out-of-pocket expenses for this service. We will bear the cost of all proxy solicitation.

Confidential Voting

As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of election and certain of our employees and our transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Communication With Non-Management Directors by Interested Parties

Under the Corporate Governance Guidelines, the Company provides a process for interested parties to send communications to the Board of Directors. The Corporate Governance Guidelines provide that interested parties desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, Mr. Vernon E. Jordan, Jr., Senior Managing Director, Lazard Freres & Co., LLC, 30 Rockefeller Center, New York, New York 10020.

Multiple Shareholders Having the Same Address

If you and other residents at your mailing address own shares of common stock through a broker, you may have received a notice from the broker notifying you that your household will be sent only one Annual Report and Proxy Statement. If you did not return the “opt-out” card attached to such notice you were deemed to have consented to such process. The broker or other holder of record will send at least one copy of the Annual Report and Proxy Statement to your address. You may revoke your consent at any time by calling (800) 542-1061. The revocation will be effective 48 hours after receiving your telephone notification. In any event, the Company will send a copy of the Annual Report and Proxy Statement to you if you address your written request to Xerox Corporation, Shareholder Services, P.O. Box 1600, Stamford, CT 06904 or call Shareholder Services at (203) 968-4002. If you are receiving multiple copies of annual reports and proxy statements at your address and would like to receive only one copy in your household, please contact us at this same address and telephone number.

Availability of Additional Information

Copies of the 2006 Annual Report of the Company have been distributed to shareholders (unless you have consented to electronic delivery). Additional copies and additional information, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Form 10-K) filed with the SEC and the consolidated statistical data contained in the EEO-1 annual report to the U.S. Equal Employment Opportunity Commission, are available without charge from Xerox Corporation, P.O. Box 1600, Stamford, Connecticut 06904, Attention: Corporate Secretary. The Annual Report, Proxy Statement and Form 10-K are also available on the Company’s website at www.xerox.com/investor.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS

Shareholder Proposals for 2008 Meeting

We expect to hold our 2008 Annual Meeting during the second half of May and to issue our proxy statement for that meeting during the first half of April.

Under the SEC proxy rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2008 Annual Meeting of Shareholders, the proposal must be received by us at P.O. Box 1600, Stamford, Connecticut 06904, Attention: Corporate Secretary, no later than December 11, 2007.

Under our By-Laws, any shareholder wishing to make a nomination for director or wishing to introduce any business, at the 2008 Annual Meeting of Shareholders must give the Company advance notice as described in the By-Laws. To be timely, we must receive your notice for the 2008 Annual Meeting at our offices mentioned above no earlier than November 11, 2007 and no later than December 11, 2007. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Corporate Governance Committee Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and shareholders (see below). There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by candidates. The Corporate Governance Guidelines require that a substantial majority of the Board should consist of independent directors. Any management representation should be limited to top Company management. Nominees are to be selected on the basis of, among other things, broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. Members should represent a predominance of business backgrounds and bring a variety of experiences and perspectives to the Board. The Corporate Governance Committee evaluates nominations by shareholders in the same manner as nominations received from any of the other sources described above.

Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 1600, Stamford, Connecticut 06904. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received by December 11, 2007, will be considered for nomination at the 2008 Annual Meeting of Shareholders. Recommendations received after December 11, 2007, will be considered for nomination at the 2009 Annual Meeting of Shareholders.

By order of the Board of Directors,

Lawrence A. Zimmerman
Executive Vice President and Chief Financial Officer
April 10, 2007

Exhibit I

2007 AMENDMENT AND RESTATEMENT
OF
XEROX CORPORATION
2004 PERFORMANCE INCENTIVE PLAN

1. Purpose

     The purpose of the Xerox Corporation 2004 Performance Incentive Plan as set forth herein or in any amendments hereto (the “2004 Plan” or the “Plan”) is to advance the interests of Xerox Corporation (the “Company”) and to increase shareholder value by providing officers and employees of the Company, its subsidiaries and its Affiliates (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and with incentives for current or future service with the Company, its subsidiaries and Affiliates. The Plan is a successor plan to (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan, (iii) the Xerox Executive Performance Incentive Insurance Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan”.

2. Effective Date and Term

     The Plan shall be effective as of May 20, 2004, subject to the approval of the Company’s shareholders at the 2004 annual meeting. No awards or grants can be made after April 30, 2012 unless terminated sooner pursuant to Section 13 by the Company’s Board of Directors (the “Board”). Effective May 20, 2004, no further awards shall be made under a Predecessor Plan, but outstanding awards under any Predecessor Plan shall remain outstanding in accordance with their applicable terms and conditions.

3. Plan Administration

     (a) The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members, shall be responsible for administering the Plan (the “Compensation Committee”). To the extent specified by the Compensation Committee, it may delegate its administrative responsibilities to a subcommittee of the Compensation Committee comprised of not less than three members (the Compensation Committee, such subcommittee, and any individual to whom powers are delegated pursuant to subsection (c), being hereinafter referred to as the “Committee”). The Committee shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and (c) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed.

     (b) The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or cancelled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to enable participants employed in other countries in which the Company may operate to receive advantages and benefits under the Plan consistent with the laws of such countries, and consistent with the rules of the Plan; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

     (c) Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act or certain key employees who are, or may become, as determined by the Committee, subject to the Code Section 162(m) compensation deductibility limit (the “Covered Employees”), and except as may otherwise be required under applicable New York Stock Exchange rules, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company. The term “Committee” herein shall include any individual exercising powers to the extent delegated pursuant to the preceding sentence.

4. Eligibility

     Any employee of the Company shall be eligible to receive an award under the Plan. For purposes of this Section 4, “Company” shall include any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee (“Affiliate”). If a participant who is an employee or former employee of the Company is determined, such determination made prior to a Change in Control, not to have satisfied any of the conditions set forth in the Award Agreement the awards granted shall be cancelled as set forth in the Award Agreement. If a participant who is an employee or former employee of the Company is deemed by the Committee, in the Committee’s sole discretion exercised prior to a Change in Control, to have engaged in detrimental activity against the Company, any awards granted to such employee or former employee on or after January 1, 2006, whether or not Nonforfeitable as hereinafter defined, shall be canceled and be of no further force or effect and any payment or delivery of an award within six months prior to such detrimental activity may be rescinded. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Committee.

5. Shares of Stock Subject to the Plan

     (a) A total number of 10.0 million (10,000,000) shares of common stock3, par value $1.00 per share, of the Company (“Common Stock”) shall become available for issuance under the Plan, provided that any shares issued in connection with options or SARs shall be counted against this limit as 0.6 shares for each one (1) share issued. Any shares available for grant under any Predecessor Plan on the Effective Date not subject to outstanding awards shall become available for issuance under the Plan. (As of May 20, 2004, approximately 15.7 million shares4 are expected to be available for issuance under Predecessor Plans.) Thus, the total number available for grant under the 2004 Plan is expected to be 25.7 million (25,700,000)5. In addition, any shares underlying awards outstanding on May 20, 2004 under any Predecessor Plan that are cancelled, are forfeited, or lapse shall become available for issuance under the Plan.

     (b) For purposes of the preceding paragraph, the following shall not be counted against shares available for issuance under the Plan: (i) payment of stock appreciation rights (“SAR”) in cash or any form other than shares and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan.

     (c) In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, are forfeited, or lapse shall become eligible again for issuance under the Plan. In addition, shares withheld to pay taxes pursuant to Section 14, and shares tendered to exercise stock options, shall be treated as shares again eligible for issuance under the Plan.

     (d) In no event, however, except as subject to adjustment as provided in Section 6, shall more than (i) 10.0 million (10,000,000) shares of Common Stock be available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan; and (ii) 15.0 million (15,000,000) shares of Common Stock be made the subject of awards under any combination of awards under Sections 7(b), 7(c) or 7(d) of the Plan to any single individual, of which no more than 10.0 million (10,000,000) may be shares of restricted stock. SARs whether paid in cash or shares of Common Stock shall be counted against the limit set forth in (ii).

____________________

3	10.0 million reflects the number of shares if all grants were made in ”whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 16.7 million.

4	15.7 million reflects the number of shares if all grants were made in ”whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 26.1 million.

5	25.7 million reflects the number of shares if all grants were made in ”whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is 42.8 million.

     (e) Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in payment of awards under the Plan.

6. Adjustments and Reorganizations

     (a) If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares (other than by normal cash dividends), such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

     (b) Except as otherwise provided in subsection 6(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding stock options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.

     (c) In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding an outstanding award under the Plan, including any Optionee who holds an outstanding Option, shall have the right (subject to the provisions of the Plan and any limitation applicable to the award) thereafter, and for Optionees during the term of the Option upon the exercise thereof, to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of applicable shares which would have been obtained upon exercise of the Option or portion thereof or obtained pursuant to the terms of the applicable award, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Company upon consummation of an Acquisition.

7. Awards

     (a) The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options”.

     (b) A Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be not less than 100% of Fair Market Value (as defined in Section 10) on the effective date of grant. A Stock Option may be exercised in whole or in installments, which may be cumulative. A Stock Option may be in the form of an ISO which complies with Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder at the time of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either constructively or by attestation) Common Stock, surrendering a stock award valued at market value at the time of surrender, surrendering a cash award, or any combination thereof. Notwithstanding any provision of the Plan, a repricing of a Stock Option shall be allowed by the Committee only with the approval of the Company’s shareholders to the extent required under the rules of the New York Stock Exchange. For this purpose, a “repricing” shall be defined as described in the New York Stock Exchange rules.

     (c) A Stock Appreciation Right (“SAR”) is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the market value of a specified number of shares of Common Stock at the time the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement.

     (d) Stock Award is an award made in stock or denominated in units of stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. A restricted stock award made pursuant to this Section 7(d) shall be subject to a vesting schedule of no less than three (3) years unless such award is performance based, in which case vesting shall be no less than one (1) year.

     (e) Cash Award may be any of the following:

          (i) an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees, comply with the requirements of Section 23; or

          (ii) a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance; or

          (iii) Cash Awards under this Section 7(e) to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant, such limits being applicable to each twelve-month performance period established by the Committee under this Section 7(e) or under Section 23.

     (f) The Committee shall have the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are clearly set forth in the grant agreement or other grant document and fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

8. Dividends and Dividend Equivalents

The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

9. Deferrals and Settlements

Payment of awards may be in the form of cash, stock, other awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Except as provided in Section 24 herein, the Committee may also require or permit participants to elect to defer the issuance of shares or the payment of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred payments include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred payments denominated in shares.

10. Fair Market Value

Fair Market Value for all purposes under the Plan shall mean, effective February 15, 2007, the closing price of Common Stock as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the closing price of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

11. Transferability and Exercisability

Except as otherwise provided in this Section 11, all awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Committee may provide that any award of non-qualified Stock Options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may also provide that, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Committee to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. Except as otherwise provided in this Section 11, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12. Award Agreements; Notification of Award

Awards under the Plan (other than annual incentive awards described in Section 7(e)(i)) shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any Stock Option exceed a period of ten years from the date of its grant. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award. In the case of an annual incentive cash award, the participant shall receive notification of such award in such form as the Committee may determine.

13. Plan Amendment and Termination

     (a) The Compensation Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements of (i) Code Section 162(m) with respect to performance-based compensation, (ii) the Code with respect to ISOs or (iii) the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

     (b) Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the New York Stock Exchange, shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 7 prohibiting repricing of options without shareholder approval will be considered a material revision.

     (c) The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously-made awards shall remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.

14. Tax Withholding

The Company shall have the right to deduct from any payment of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the payment date of the applicable award.

15. Other Company Benefit and Compensation Programs

Unless otherwise determined by the Committee, payments of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17. Future Rights

No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

18. General Restriction

Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise payment thereof, such award may not be granted, exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19. Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

20. Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant’s creditors.

21. Rights as a Shareholder

A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

22. Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

     (a) Definitions. Unless otherwise defined by the Compensation Committee and set forth in the award agreement at the time of the grant, the following definitions shall apply to this Section 22:

          (i) A “Change in Control” shall be deemed to have occurred if (aa) any “Person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20 percent or more of the combined voting power of the Company’s then outstanding voting securities; (bb) the following individuals (referred to herein as the “Incumbent Board”) cease for any reason to constitute a majority of the directors then serving; individuals who on May 24, 2007 constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on May 24, 2007, or whose appointment, election or nomination for election was previously so approved or recommended; (cc) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which results in the directors of the Company who were members of the Incumbent Board immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20 percent or more of the combined voting power of the Company’s then outstanding voting securities; or (dd) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. For purposes of the definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) any person who becomes a beneficial owner in connection with a transaction described in sub clause (1) of clause (cc) above, (5) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (6) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in clause (6) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.

          (ii) “CIC Price” (aa) in the case of an award granted before February 15, 2007, shall mean the higher of (1) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (2) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports; and (bb) in the case of an award granted on or after February 15, 2007, shall mean either (1) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (2) if the Change in Control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

          (iii) An award is “Nonforfeitable” in whole or in part to the extent that, under the terms of the Plan or the award agreement or summary under the Plan, (aa) the award is vested in whole or part, or (bb) an entitlement to present or future payment of such award in whole or part has otherwise arisen.

          (iv) A “Key Employee” is identified in the following manner: There shall be identified every employee who, at any time during a 12-month period ending December 31, is one of the 50 highest paid officers of the Company (or any member of its controlled group, as defined by Code Section 414(b)) having compensation in excess of the amount specified in Code Section 416(i)(1)(A) as indexed by Treasury guidance. Every individual so identified for any period ending December 31 is a Key Employee for the 12-month period beginning on the first April 1 following such December 31, and ending on the next March 31.

          (v) A “Section 409A-Conforming Change in Control” is a Change in Control that conforms to the definition under Code Section 409A of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.

          (vi) A “Termination for Good Reason” by a participant shall mean the termination of employment of a participant upon any of the following circumstances, if such circumstance occurs without the participant’s express written consent after a Change in Control:

                    (aa) The assignment of any participant’s duties inconsistent with the participant’s job status or a substantial adverse alteration in the nature or status of a participant’s responsibilities from those in effect immediately prior to a Change in Control of the Company (including, in the case of awards granted before February 15, 2007, without limitation, if the participant is an executive officer of the Company prior to a Change in Control, ceasing to be an executive officer of a public company);

                    (bb) Any of the following: (1) A reduction in a participant’s annual base salary and/or annual target bonus, (2) a failure by the Company to increase a participant’s annual base salary following a Change in Control at such periodic intervals consistent with the Company’s practice prior thereto by at least a percentage equal to the average of the percentage increases in a participant’s base salary for the three merit pay periods immediately preceding such Change in Control, or (3) the failure to increase a participant’s salary as the same may be increased from time to time for similarly situated individuals, except that this clause (bb) shall not apply to across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person in control of the Company;

                    (cc) The Company’s requiring a participant to be based anywhere other than in the metropolitan area in which a participant was based immediately before the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with a participant’s present business travel obligations;

                    (dd) The failure by the Company to continue in effect any compensation or benefit plan, vacation policy or any material perquisites in which a participant participates immediately before the Change in Control, (except to the extent such plan terminates in accordance with its terms), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue a participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of a participant’s participation relative to other participants, than existed at the time of the Change in Control; or

                    (ee) The failure of the Company to obtain a satisfactory agreement from any successor to assume responsibility to perform under this Plan.

                     (ff) A termination by a participant of employment shall not fail to be a Termination For Good Reason by participant merely because of a participant’s incapacity due to physical or mental illness, or because a participant’s employment continued after the occurrence of any of the events listed in this subsection.

     (b) Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.

          (i) In the case of an award granted on or after February 15, 2007, all SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding shall become 100% Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs after a Change in Control.

          (ii) In the case of an award granted before February 15, 2007, upon the occurrence of a Change in Control , all SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding on such date shall become 100% Nonforfeitable.

     (c) Payment Schedule. In accordance with the uniform payment rule set forth in subsection (c) of Section 24 hereof,

          (i) Following a Change In Control that is not a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date specified in the award summary, and

          (ii) Following a Section 409A-Conforming Change in Control, awards to the extent Nonforfeitable) shall be paid on the earlier of (aa) termination of employment (in the case of a Key Employee, to the extent required by Section 409A, the date that is 6 months after termination of employment) or (bb) the Vesting Date specified in the award summary.

          (iii) If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date specified in the award summary, such award shall be paid pursuant to clauses (i) and (ii) by substituting the date so elected for the Vesting Date specified in the award summary.

     (d) Cancellation. Upon payment under this Section, such awards and any related stock options shall be cancelled.

     (e) Discretionary Awards. Upon or in anticipation of the occurrence of a Change in Control, the Committee may grant additional awards (e.g., above-target awards for performance-based Stock Awards) at its sole discretion. Any such discretionary grants shall be paid on the date specified by the terms of such grant.

     (f) The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price; (ii) in the case of SARs, the difference between the per share strike price of the SAR and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a Change in Control, the pro-rata target value of such awards or such higher amount as determined by the Committee, without regard to the performance criteria, if any, applicable to such award; (iv) in the case of stock options, the difference between the exercise price of the option and the CIC Price; and (v) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a Change in Control: (aa) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (bb) where the cash award is payable in shares of Common Stock, the CIC Price.

     (g) Notwithstanding the foregoing, any SARs and any stock-based award held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, stock awards, or unexercised shares under such stock options, as the case may be, by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

23. Certain Provisions Applicable to Awards to Covered Employees

Performance-based awards made to Covered Employees shall be made by the Committee within the time period required under Section 162(m) for the establishment of performance goals and shall specify, among other things, the performance period(s) for such award (which shall be not less than one year), the performance criteria and the performance targets. The performance criteria shall be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, document processing profit, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, economic value added measures, return on assets, pre-or post-currency revenue, pre-or post-currency performance profit, profit before tax, profit after tax, revenues, stock price and return on sales. Payment or vesting of awards to Covered Employees shall be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any Covered Employee to any amount, including zero. Any performance-based awards made pursuant to this Section 23 may include annual incentive awards and long-term awards.

24. Section 409A Compliance

     (a) No Taxation Under Code Section 409A. It is intended that no awards under the Plan shall cause any amount to be taxable under Code Section 409A with respect to any individual. All provisions of this Plan and of any agreement, award or award summary thereunder shall be construed in a manner consistent with this intent. Any provision of and amendment to this Plan, or of any agreement, award or award summary thereunder, that would cause any amount to be taxable under Section 409A of the Internal Revenue Code with respect to any individual is void and without effect. Any election by any participant, and any administrative action by the Committee that would cause any amount to be taxable under Section 409A of the Code with respect to any individual is void and without effect under the Plan.

     (b) Election Rule. A participant may elect to defer awards under the Plan only if the election is made not later than December 31 of the year preceding the year in which the award is granted, except to the extent otherwise permitted by Section 409A and Treasury guidance thereunder (where such exceptions include but are not limited to initial deferral elections with respect to Nonforfeitable rights, deferral elections in the first year in which an employee becomes eligible to participate, and deferral elections with respect to performance-based compensation).

     (c) Uniform Payment Rule

          (i) All awards shall be paid on the date that is the earlier of (1) or (2) below, where

               (1) is the later of (A) a Section 409A-Conforming Change in Control or (B) termination of employment (in the case of a Key Employee, to the extent required by Section 409A, the date that is 6 months after termination of employment); and

               (2) is the Vesting Date specified in the award summary.

          (ii) If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date specified in the award summary, such award shall be settled pursuant to clause (i) by substituting the date so elected for the Vesting Date specified in the award summary.

          (iii) Payment pursuant to the death or disability of a participant is governed by the award agreement.

     (d) Accelerations. In the case of an award that is deferred compensation for purposes of Code Section 409A, acceleration of payment is not permitted, except that, if permitted by the Committee, acceleration of payment is permitted in order to (i) allow the participant to comply with a certificate of divestiture (within the meaning of Code Section 1043); (ii) pay payroll and withholding taxes with respect to amounts deferred, to the extent permitted by Treasury guidance; or (iii) effect any other purpose that is a permitted Code Section 409A acceleration event under Treasury guidance.

     (e) Permitted Payment Delays. At the Committee’s sole discretion, payment of awards may be delayed beyond the date specified in subsection (c) under the following circumstance. The Committee reserves the right to amend an award granted on or after January 1, 2006 if the Committee determines that the deduction for such payment would be limited by Code Section 162(m), except that such payment will be made on the earliest date on which the Committee determines that such limitation no longer exists.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2007.

Vote by Internet Log on to the Internet and go to www.investorvote.com Follow the steps outlined on the secured website.

Vote by telephone

  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.‚

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Nominees:
		For	Withhold				For	Withhold		For	Withhold
	01 - Glenn A. Britt	☐	☐		02 - Ursula M. Burns		☐	☐	03 - William Curt Hunter	☐	☐

	04 - Vernon E. Jordan, Jr.	☐	☐		05 - Richard J. Harrington		☐	☐	06 - Robert A. McDonald	☐	☐

	07 - Anne M. Mulcahy	☐	☐		08 - Ralph S. Larsen		☐	☐	09 - Ann N. Reese	☐	☐

	10 - Mary Agnes Wilderotter	☐	☐		11 - N.J. Nicholas, Jr.		☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

				For	Against	Abstain					For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2007.			☐	☐	☐	3.		Amendment of the 2004 Performance Incentive Plan.		☐	☐	☐

C	Shareholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 4.

				For	Against	Abstain
4.	Shareholder Proposal Relating to the Adoption of a Vendor Code of Conduct.			☐	☐	☐	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.				☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

Date (mm/dd/yyyy) — Please print date below.					Signature 1 — Please keep signature within the box.				Signature 2 — Please keep signature within the box.

Receive Proxy Materials Electronically

Your email address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages stockholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your email address while voting online, or register at www.eTree.com/xerox.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Xerox Corporation

ANNUAL MEETING OF SHAREHOLDERS
10:00 A.M. THURSDAY, MAY 24, 2007
XEROX CORPORATION CORPORATE HEADQUARTERS
800 LONG RIDGE ROAD
STAMFORD, CONNECTICUT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FROM SHAREHOLDERS OF COMMON STOCK

The undersigned appoints WILLIAM C. HUNTER, ANNE M. MULCAHY and ANN N. REESE, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof, (a) in accordance with the following ballot, and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

NOTICE TO PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN

This card also constitutes voting instructions for participants in the Xerox Corporation Employee Stock Ownership Plan. A Participant who signs on the reverse side hereby instructs State Street Bank & Trust Company, Trustee, to vote all the shares of Common Stock of Xerox Corporation allocated to his or her Stock Account and a proportion of the shares of such Common Stock held in the ESOP Trust for which no instructions have been received in accordance with the following direction.